                                                                   Exhibit 10.28


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              LaBRANCHE & CO INC.,

                             WEBCO SECURITIES, INC.

                                      AND

                   THE STOCKHOLDERS OF WEBCO SECURITIES, INC.

                                JANUARY 26, 2000

                               TABLE OF CONTENTS


         1.       Definitions...............................................................................................1

         2.       Basic Transaction.........................................................................................6
                           a.       The Merger..............................................................................6
                           b.       The Closing.............................................................................6
                           c.       Deliveries at the Closing...............................................................6
                           d.       Effect of Merger.  .....................................................................6
                           e.       Net Working Capital Adjustment..........................................................9
                           f.       Closing of Transfer Records............................................................10

         3.       Representations and Warranties of the Target and the Stockholders........................................10
                           a.       Organization, Qualification, and Corporate Power.......................................10
                           b.       Capitalization.........................................................................11
                           c.       Subsidiaries...........................................................................11
                           d.       Authorization of Transaction...........................................................11
                           e.       Noncontravention.......................................................................11
                           f.       [Reserved].............................................................................12
                           g.       Regulatory Matters.....................................................................12
                           h.       Brokers' Fees..........................................................................12
                           i.       Title to Tangible Assets...............................................................12
                           j.       Financial Statements...................................................................12
                           k.       Undisclosed Liabilities................................................................13
                           l.       Events Subsequent to the Target's Most Recent Fiscal Year End..........................13
                           m.       Legal and Regulatory Compliance........................................................14
                           n.       Taxes..................................................................................14
                           o.       Real Property..........................................................................16
                           p.       Intellectual Property..................................................................16
                           q.       Names, Franchises Etc..................................................................16
                           r.       Contracts..............................................................................16
                           s.       Powers of Attorney.....................................................................16
                           t.       Litigation.............................................................................16
                           u.       Employee Benefits......................................................................17
                           v.       Environmental, Health, and Safety Matters..............................................19
                           w.       Books and Records......................................................................19
                           x.       Net Capital............................................................................19
                           y.       Insurance..............................................................................19
                           z.       Labor Matters..........................................................................20
                           aa.      No Illegal or Improper Transactions....................................................20
                           bb.      Bank Accounts..........................................................................20
                           cc.      Related Party Transactions.............................................................20
                           dd.      Fairness Opinion.......................................................................20
                           ee.      Additional Tax Matters.................................................................20



         4.       Representations and Warranties of the Stockholders.......................................................21
                           a.       Investment.............................................................................21
                           b.       Target Shares..........................................................................21

         5.       Representations and Warranties of the Buyer..............................................................21
                           a.       Organization, Qualification, and Corporate Power.......................................21
                           b.       Capitalization.........................................................................22
                           c.       Authorization of Transaction...........................................................22
                           d.       Noncontravention.......................................................................22
                           e.       Brokers' Fees..........................................................................22
                           f.       Regulatory Matters.....................................................................23
                           g.       Taxes..................................................................................23
                           h.       Additional Tax Matters.  ..............................................................23
                           i.       Filings with the SEC...................................................................23
                           j.       Financial Statements...................................................................23
                           k.       Events Subsequent to the Buyer's Most Recent Public Report.............................24
                           l.       Legal and Regulatory Compliance........................................................24
                           m.       Litigation.............................................................................24
                           n.       Fairness Opinion.......................................................................24
                           o.       Employee Benefits......................................................................24

         6.       Pre-Closing Covenants....................................................................................25
                           a.       General................................................................................25
                           b.       Notices and Consents...................................................................25
                           c.       Operation of the Target's Business.....................................................26
                           d.       Operation of the Buyer's Business......................................................27
                           e.       Full Access............................................................................27
                           f.       No Transfer of the Shares..............................................................27
                           g.       Notice of Developments.................................................................27
                           h.       Exclusivity............................................................................27
                           i.       ESOP...................................................................................28

         7.       Post-Closing Covenants...................................................................................28
                           a.       General................................................................................28
                           b.       Litigation Support.....................................................................28
                           c.       Noncompetition, Nonsolicitation and Confidentiality....................................28
                           d.       Buyer Stock............................................................................29
                           e.       Transfer Restrictions..................................................................30
                           f.       Tax Returns............................................................................30
                           g.       Indemnification of Directors and Officers..............................................30
                           h.       ESOP Indemnification...................................................................31

         8.       Conditions to Obligation to Close........................................................................31
                           a.       Conditions to Each Party's Obligations.................................................31
                           b.       Conditions to the Obligations of the Buyer.............................................31



                           c.       Conditions to the Obligations of the Target and the Closing
                                    Stockholders...........................................................................32

         9.       Remedies for Breaches of this Agreement..................................................................33
                           a.       Survival of Representations and Warranties.............................................33
                           b.       Indemnification Provisions for Benefit of the Buyer....................................34
                           c.       Indemnification Provisions for Benefit of the Stockholders.............................35
                           d.       Damages in the Event of Termination....................................................35
                           e.       Matters Involving Third Parties........................................................35
                           f.       Determination of Adverse Consequences..................................................36

         10.      Termination..............................................................................................36
                           a.       Termination of Agreement...............................................................36
                           b.       Effect of Termination..................................................................37

         11.      Miscellaneous............................................................................................37
                           a.       Nature of Certain Obligations..........................................................37
                           b.       Press Releases and Public Announcements................................................37
                           c.       No Third-Party Beneficiaries...........................................................38
                           d.       Entire Agreement.......................................................................38
                           e.       Succession and Assignment..............................................................38
                           f.       Counterparts...........................................................................38
                           g.       Headings...............................................................................38
                           h.       Notices................................................................................38
                           i.       Governing Law..........................................................................39
                           j.       Amendments and Waivers.................................................................39
                           k.       Severability...........................................................................40
                           l.       Expenses...............................................................................40
                           m.       Construction...........................................................................40
                           n.       Incorporation of Exhibits and Schedules................................................40
                           o.       Action by Principal Stockholder on Behalf of Each Stockholder..........................40


Exhibit A   --   Form of Closing Note for Holders of Class A Target Shares
Exhibit B   --   Form of Closing Note for Holders of Class E Target Shares
Exhibit C   --   Form of Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger ("AGREEMENT") entered into as of January 26, 2000, by and among LaBranche & Co Inc., a Delaware corporation (the "BUYER"), Webco Securities, Inc, a Delaware corporation (the "TARGET"), and each other person executing this Agreement on the signature pages hereof (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"). The Buyer, the Target and the Stockholders are referred to collectively herein as the "PARTIES."

             ------------------------------------------------------


         This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Target for cash and common stock of the Buyer through a merger of the Target with and into the Buyer in accordance with Section 368(a)(1)(A) of the Code.

             ------------------------------------------------------


         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "ALLOCABLE PORTION" means, with respect to the share of any Stockholder in a particular amount, that fraction equal to the number of Target Shares the Stockholder beneficially owns, as set forth in Exhibit 3(b) to the TARGET'S DISCLOSURE SCHEDULE, over the total number of outstanding Target Shares, and with respect to the share of any Closing Stockholder in a particular amount, that fraction equal to the number of Target Shares the Closing Stockholder owns of record as of the Closing Date over the total number of Target Shares outstanding as of the Closing Date.

         "BOCKLET AGREEMENT" means that certain joint account agreement between the Target and Bocklet & Co. dated as of June 22, 1998 relating to acting as a specialist in the stock of Oakley, Inc.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER'S DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Buyer to the Target and the Principal Stockholder on the date hereof and initialed by the Buyer, the Target and the Principal Stockholder.

         "BUYER PLANS" has the meaning set forth in Section 5(o) below.

         "BUYER STOCK" means the common stock, par value $0.01 per share, of the Buyer.

         "CASH CONSIDERATION" has the meaning set forth in Section 2(d)(vi) below.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

         "CLOSING" has the meaning set forth in Section 2(b) below.

         "CLOSING CASH" has the meaning set forth in Section 2(d)(vi) below.

         "CLOSING DATE" has the meaning set forth in Section 2(b) below.

         "CLOSING NOTE" has the meaning set forth in Section 2(d)(vi) below.

         "CLOSING STOCKHOLDER" has the meaning set forth in Section 2(c) below.

         "CLOSING VALUE" has the meaning set forth in Section 2(d)(vii) below. For all purposes hereof, if, between the date hereof and the Effective Time, the outstanding shares of Buyer Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Buyer Stock, then the determination of the Closing Value shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend, distribution or other similar event.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any information concerning the business and affairs of the Target that is not already generally available to the public.

         "DGCL" means the General Corporation Law of the State of Delaware, as amended.

         "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)), or (e) any other material fringe benefit or other retirement, bonus, incentive, profit-sharing, savings, change in control, employment, consulting, collective bargaining, dependent care, employee assistance, post-retirement welfare, retention, vacation, severance, disability or death benefit plan, program, agreement, arrangement or understanding (whether or not written).

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means, with respect to a specified Person, each entity which is treated as a single employer with such Person for purposes of Code Section 414 or ERISA Section 4001(a)(14).

         "ESOP" means the Target's Money Purchase Pension and Stock Bonus Plans.

         "ESTIMATED NET WORKING CAPITAL" has the meaning set forth in
Section 2(e)(i) below.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINAL NET WORKING CAPITAL" has the meaning set forth in Section 2(e)(ii) below.

         "GAAP" means United States generally accepted accounting principles for broker-dealers as in effect from time to time applied consistently throughout the periods involved.

         "GAP NOTE" has the meaning set forth in Section 2(d)(vii)(1) below.

         "GOVERNMENTAL ENTITY" shall mean any court, self-regulatory organization, administrative or regulatory agency or commission or other U.S., federal, state, local, municipal or foreign government or governmental body, official, authority or instrumentality.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HENDERSON BROTHERS" means Henderson Brothers Holdings, Inc., a Delaware corporation all the outstanding equity interests of which the Buyer has agreed to acquire pursuant to a Stock Purchase Agreement dated as of December 23, 1999 among the Buyer, such corporation and all the stockholders of such corporation.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9(e)(i) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9(e)(i) below.

         "INDEPENDENT FIRM" means Ernst & Young LLP or such other nationally recognized independent certified public accounting firm as shall be mutually agreed upon by the Buyer and the Principal Stockholder within 10 days after the event which gives rise to the need to refer any question to such firm pursuant to the terms hereof.

         "IRA" means an individual retirement account, as defined in Section 408 of the Code.

         "KNOWLEDGE" means (i) with respect to the Target, the actual knowledge of any of its directors and officers, (ii) with respect to any Stockholder, the actual knowledge of such Stockholder and (iii) with respect to the Buyer, the actual knowledge of any of its directors and officers.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any law (including, without limitation, any environmental law), action or government order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "LIENS" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances of any nature whatsoever.

         "MATERIAL ADVERSE CHANGE" means a change or development which results, or is reasonably likely to result, in a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that is, or reasonably would be expected to be, materially adverse to the business or financial condition of a Person or on the ability of the Parties to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that "Material Adverse Effect" shall not include any circumstance, change or effect directly or indirectly attributable to (i) circumstances, changes or effects that generally affect the industry (or a portion thereof) in which the Target operates; (ii) changes in general economic, legal, regulatory or political conditions relating to the Target's business, or (iii) any actions taken or omitted to be taken pursuant to the terms of this Agreement.

         "MERGER" has the meaning set forth in Section 2(a) below.

         "MERGER CONSIDERATION" has the meaning set forth in Section 2(d)(vi) below.

         "MULTIEMPLOYER PLAN" has the meanings set forth in ERISA Section 3(37), ERISA Section 4001(a)(3) and Code Section 414(f) and shall be deemed to include any plan that is subject to ERISA Section 4063 or 4064.

         "NET WORKING CAPITAL" in respect of the Target means, as of a specific date, the Target's total assets, including (i) receivables due to the Target pursuant to the Bocklet Agreement, (ii) the Target's security deposits with its landlord and (iii) accruals for overpayment of Taxes, but excluding NYSE memberships and those assets identified on the Target's balance sheet as "Other Assets" which are not cash, cash equivalents or readily convertible into cash, less the Target's total liabilities (excluding the subordinated borrowing associated with the NYSE membership of William E. Boye, Jr., the use of which has been contributed to the Target), in each case as determined in accordance with GAAP (except as set forth in Section 3(j) of the TARGET'S DISCLOSURE SCHEDULE) and the Target's historical practices with respect to the characterization and accounting treatment of such items.

         "NYSE" means the New York Stock Exchange.

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

         "PRINCIPAL STOCKHOLDER" means William E. Boye, Jr. or, if he is unable or unwilling to so act, William D. Boye or, if he is unable or unwilling to so act, then an individual designated by those persons (or their heirs or legal representatives) who are holders of a majority of the outstanding shares of Class A Common Stock of the Target immediately prior to the Closing.

         "PUBLIC REPORT" has the meaning set forth in Section 5(i) below.

         "REDUCTION AMOUNT" has the meaning set forth in Section 2(e)(iii)(2) below.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any Lien, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and (c) purchase money Liens and Liens securing rental payments under capital lease arrangements.

         "STOCK CONSIDERATION" has the meaning set forth in Section 2(d)(vi) below.

         "STOCKHOLDER" has the meaning set forth in the preface above, except as otherwise specifically provided herein.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TARGET" has the meaning set forth in the preface above.

         "TARGET'S DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Target and the Stockholders to the Buyer on the date hereof and initialed by the Target, the Principal Stockholder and the Buyer.

         "TARGET'S FINANCIAL STATEMENTS" has the meaning set forth in Section 3(j) below.

         "TARGET SHARE" means any share of the common stock, par value $1.00 per share, of the Target.

         "TAX" or "TAXES" means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes, license, registration and documentation fees; and customs duties, tariffs, and similar charges.

         "TAX RETURN" means tax returns, reports, information returns, schedules and statements required to be filed with any governmental or regulatory authority with respect to Taxes.

         "TERM" has the meaning set forth in Section 7(c)(i) below.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9(e)(i) below.

         "TRUSTEE" means the trustee of the ESOP.

         "WORKING CAPITAL ADJUSTMENT" has the meaning set forth in Section 2(e)(iii)(2) below.

         2.       BASIC TRANSACTION.

                  a. THE MERGER. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "MERGER") at the Effective Time. The Buyer shall be the corporation surviving the Merger.

                  b. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, commencing at 10:00 a.m. local time on the later of February 24, 2000 or the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and place as the Parties may mutually determine (the "CLOSING DATE"), but on the same date as the filing of the Certificate of Merger and the Effective Time stated therein.

                  c. DELIVERIES AT THE CLOSING. At the Closing, (i) the Target and/or the Stockholders will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(b) below, (ii) the Buyer will deliver to the Target and/or the Stockholders the various certificates, instruments, and documents referred to in Section 8(c) below,
(iii) the Target and the Buyer will file with the Secretary of State of the State of Delaware a Certificate of Merger (the "CERTIFICATE OF MERGER"), (iv) the Buyer will pay to the record holders of Target Shares as of the Closing Date (the "CLOSING STOCKHOLDERS") the aggregate consideration for the Target Shares described in Section 2(d)(vi) below in the manner provided in Section 2(d)(vi) below and (v) the Closing Stockholders will deliver certificates evidencing the Target Shares to the Buyer.

                  d.       EFFECT OF MERGER.

                           i.       GENERAL. The Merger shall become effective
(the "EFFECTIVE TIME") at such time as the Target and the Buyer file the Certificate of Merger with the Secretary of State of the State of

Delaware or at such later time as specified in the Certificate of Merger. The Merger shall have the effect set forth in the DGCL. The Buyer may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Buyer in order to carry out and effectuate the transactions contemplated by this Agreement.

                           ii.      From and after the Effective Time, the
separate corporate existence of the Buyer, with its purpose, object, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. At the Effective Time, the separate corporate existence of the Target shall cease, and the Buyer shall succeed to all the properties and assets of the Target and to all debts, choses in action and other interests due or belonging to the Target and shall be subject to, and responsible for, all debts, liabilities and duties of the Target with the effects provided by the applicable provisions of the DGCL.

                           iii.     CERTIFICATE OF INCORPORATION. The
certificate of incorporation of the Buyer in effect at and as of the Effective Time will remain its certificate of incorporation without any modification or amendment in the Merger.

                           iv.      BYLAWS. The bylaws of the Buyer in effect at
and as of the Effective Time will remain its bylaws without any modification or amendment in the Merger.

                           v.       DIRECTORS AND OFFICERS. The directors and
officers of the Buyer in office at and as of the Effective Time will remain its directors and officers (retaining their respective positions and terms of office).

                           vi.      CONSIDERATION FOR TARGET SHARES. At and as
of the Effective Time, the Target Shares (other than any Target Shares held as treasury shares by the Target, which shall be cancelled as of the Effective
Time) shall be converted into the right to receive, in the aggregate, (A) $12.2 million in cash (without interest), subject to adjustment pursuant to Section 2(d)(vii) and (e) below (the "CASH CONSIDERATION"), of which (x) $3,000,000 of the Cash Consideration shall be paid by the Buyer to the Closing Stockholders at the Closing in the form of separate promissory notes, in substantially the forms attached hereto as EXHIBIT A and EXHIBIT B, made payable to the Closing Stockholders in the aggregate amounts of their respective Allocable Portions of such $3,000,000 (the "CLOSING NOTES"), and (y) the remainder of the Cash Consideration (the "CLOSING CASH") shall be paid by the Buyer to the Closing Stockholders at the Closing by separate certified checks, bank checks or wire transfers (pursuant to written instructions delivered by the Principal Stockholder to the Buyer at least three (3) business days prior to the Closing), in the amounts of their respective Allocable Portions of the Closing Cash, plus
(B) 2.8 million shares of Buyer Stock, subject to adjustment pursuant to Section 2(d)(viii) below (the "STOCK CONSIDERATION," and together with the Cash Consideration, the "MERGER CONSIDERATION"), of which each Closing Stockholder shall be entitled to receive at the Closing a stock certificate evidencing that number of shares of Buyer Stock represented by his, her or its Allocable Portion of the Stock Consideration. No certificates representing fractional shares of Buyer Stock shall be issued upon the surrender of Target Shares in connection with the Merger. Any Closing Stockholder who otherwise would be entitled to a fractional share of Buyer Stock in connection with the Merger shall be entitled to receive at the Closing a payment of cash in an amount, rounded to the nearest cent, determined by multiplying the fractional interest in Buyer Stock to which such Closing Stockholder would otherwise be entitled (after taking into account all Target Shares then held of record by such Closing Stockholder) by the Closing Value. No

Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(vi) after the Effective Time.

                           vii.     ADJUSTMENT TO CASH CONSIDERATION.

                  (1) If the daily volume weighted average price of a share of Buyer Stock during the 10 consecutive trading days ending on and including the second trading day prior to the Closing (the "CLOSING VALUE") is greater than or equal to $10.00 per share but less than $11.00 per share, the Buyer will execute and deliver to the Closing Stockholders separate interest-free promissory notes (the "GAP NOTES") payable to the Closing Stockholders in the amounts of their respective Allocable Portions of the amount equal to the difference between (1) $30.8 million minus (2) the product of 2.8 million times the Closing Value, which amounts shall be payable in three equal installments on the six-month, 12-month and 18-month anniversaries of the Closing Date, and which notes shall be subordinated to (x) the existing senior indebtedness of the Buyer in the original aggregate principal amount of $116 million and (y) the indebtedness proposed to be incurred by the Buyer in connection with its acquisition of Henderson Brothers.

                  (2) If the Closing Value is greater than or equal to $8.00 per share but less than $10.00 per share, (A) the Cash Consideration will be increased by an amount equal to the difference between (x) $28 million minus
                           (y) the product of 2.8 million multiplied by the Closing Value, and (B) the Gap Notes which the Buyer will execute and deliver to the Closing Stockholders shall be payable to the Closing Stockholders in the amounts of their respective Allocable Portions of $2.8 million, which amounts shall be payable in three equal installments on the six-month, 12-month and 18-month anniversaries of the Closing Date, and which notes shall be subordinated to (x) the existing senior indebtedness of the Buyer in the original aggregate principal amount of $116 million and (y) the indebtedness proposed to be incurred by the Buyer in connection with its acquisition of Henderson Brothers.

                           viii.    ADJUSTMENT TO STOCK CONSIDERATION. If the
value of the Stock Consideration as of the Effective Time, based on the Closing Value, exceeds $44.8 million, the number of shares of Buyer Stock constituting the Stock Consideration shall be reduced to that number of shares of Buyer Stock having a value as of the Effective Time, based on the Closing Value, equal to $44.8 million. In addition, without limiting the provisions of Section 2(d)(vi) and (viii), if, between the date hereof and the Effective Time, the outstanding shares of Buyer Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Buyer Stock, then the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend, distribution or other similar event.

                           ix.      BUYER SHARES. Each share of Buyer Stock
outstanding at and as of the Effective Time will remain issued and outstanding.

                  e.       NET WORKING CAPITAL ADJUSTMENT.

                           i.       For purposes of the Closing, the Target
shall estimate the amount of its Net Working Capital as of the Closing Date on the basis of the most current information then available. The Target shall notify the Buyer of its calculation of the Target's estimated Net Working Capital (the "ESTIMATED NET WORKING CAPITAL") and deliver a copy of such calculation to the Buyer at least three, but not more than five, business days prior to Closing. The Cash Consideration to be paid at the Closing shall be adjusted based upon the Estimated Net Working Capital as follows:

                  (1) If the Estimated Net Working Capital is less than $18 million, the Cash Consideration to be paid at Closing shall be decreased by the difference between $18,000,000 less the Estimated Net Working Capital;

                  (2) If the Estimated Net Working Capital is equal to $18 million, there shall be no Cash Consideration adjustment pursuant to this Section 2(e).

                  (3) If the Estimated Net Working Capital is greater than $18 million, the Cash Consideration to be paid at Closing shall be increased by the difference between the Estimated Net Working Capital less $18,000,000.

                           ii.      Within ten (10) business days following the
Closing, the Buyer shall deliver to the Principal Stockholder, for and on behalf of all the Closing Stockholders, its calculation of the Target's Net Working Capital as of the Closing Date (the "FINAL NET WORKING CAPITAL") and related supporting documentation. Within 10 business days following his receipt of the Buyer's Final Net Working Capital calculation, the Principal Stockholder shall have the right to object in writing thereto, setting forth a specific description of his objections. If the Principal Stockholder does not so object during such period, the Principal Stockholder shall be deemed to have agreed, for and on behalf of all the Closing Stockholders, to the Final Net Working Capital calculation. If the Principal Stockholder so objects and the Buyer and the Principal Stockholder cannot mutually agree on the Final Net Working Capital calculation within five business days of Purchaser's receipt of the Principal Stockholder's objections, the dispute shall be promptly submitted to the Independent Firm, except as otherwise agreed by the Buyer and the Principal Stockholder.

                           iii.     Based upon the Final Net Working Capital, as
finally determined pursuant to Section 2(e) hereof, the following post-Closing deliveries shall be made, as applicable:

                  (1) If the Final Net Working Capital is greater than the Estimated Net Working Capital, the Buyer shall deliver to the Closing Stockholders separate certified checks, bank checks or wire transfer payments of cash in the amounts of their respective Allocable Portions of the amount equal to the difference between the Final Net Working Capital, less the Estimated Net Working Capital, together with interest accrued from the Closing Date until and including the date of such payments at the fixed rate of 10% per annum. Simultaneously therewith, the Buyer also shall deliver to the Closing Stockholders payments under the Closing Notes of principal in the amounts of their respective Allocable Portions of $500,000, plus accrued interest under the Closing Notes with respect to such payments of principal;

                  (2) If the Final Net Working Capital is less than the Estimated Net Working Capital, the Buyer shall be entitled to receive from each Closing Stockholder a payment in the amount of such Closing Stockholder's Allocable Portion of the amount equal to the difference between the Estimated Net Working Capital, less the Final Net Working Capital, together with interest accrued from the Closing Date until and including the date of such payment at the fixed rate of 10% per annum (the "WORKING CAPITAL ADJUSTMENT"). Each such payment shall be effected by a reduction, effective as of the Closing Date, in the principal amount of the Closing Note issued to such Closing Stockholder in an amount (the "Reduction Amount") equal to (x) the amount of such Closing Stockholder's Allocable Portion of the Working Capital Adjustment, plus (y) accrued interest under the Closing Note issued to such Closing Stockholder with respect to the Reduction Amount. To the extent the aggregate Reduction Amounts are less than $500,000, the Buyer shall deliver to the Closing Stockholders payments under the Closing Notes of principal in the amounts of their respective Allocable Portions of the amount equal to the difference between $500,000 minus the aggregate Reduction Amounts, plus accrued interest under the Closing Notes with respect to such payments of principal; and

                  (3) If the Final Net Working Capital is equal to the Estimated Net Working Capital, the Buyer shall deliver to the Closing Stockholders payments under the Closing Notes of principal in the amounts of their respective Allocable Portions of $500,000, plus accrued interest under the Closing Notes with respect to such payments of principal.

                           iv.      Any post-Closing payment required to be made
pursuant to Section 2(e) shall be made within two business days after the final determination of Final Net Working Capital.

                  f. CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Buyer, as the surviving corporation.

         3. REPRESENTATIONS AND WARRANTIES OF THE TARGET AND THE STOCKHOLDERS. The Stockholders, as a group, and the Target jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the TARGET'S DISCLOSURE SCHEDULE. For purposes of this Section 3 (other than Section 3(d) and (e)), the term "Stockholders" shall exclude the Trustee.

                  a. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Target. The Target has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

                  b. CAPITALIZATION. The entire authorized capital stock of the Target consists of 80,000 Target Shares, 40,000 of which is denominated Class A Common Stock, of which 32,362.42 shares are issued and outstanding, and 40,000 of which is denominated Class E Common Stock, of which 18,552.75 shares are issued and outstanding. As of the date hereof, all of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record as set forth in Exhibit 3(b) to the TARGET'S DISCLOSURE SCHEDULE. Except as set forth herein and other than shares held in treasury, there are no shares of capital stock or other voting securities of the Target issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

                  c. SUBSIDIARIES. The Target has no Subsidiaries. Except for equity interests which it owns in connection with the conduct of its specialist business, the Target does not, directly or indirectly, own any equity interests in any other Person.

                  d. AUTHORIZATION OF TRANSACTION. The Target and the Stockholders have full power and authority (including full corporate power and authority in the case of the Target) to execute and deliver this Agreement and the other documents contemplated hereby to which they are a party and to perform their respective obligations hereunder and thereunder. By his or her execution hereof, each Stockholder who beneficially owns Class E Target Shares, as set forth in Exhibit 3(b) to the TARGET'S DISCLOSURE SCHEDULE, in their respective capacities as a named fiduciary of their respective accounts under the ESOP, hereby direct the Trustee (i) to take such actions as are necessary to exercise the voting rights appurtenant to the Target Shares held in their respective ESOP accounts in favor of the Merger and (ii) to execute this Agreement. By his or her execution hereof, each Stockholder hereby consents to the Merger. This Agreement and the other documents contemplated hereby to which they are a party (assuming execution and delivery by the Buyer) constitute the valid and legally binding obligations of the Target and each Stockholder, as the case may be, enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, whether considered in a proceeding in equity or at law. Neither the Target nor any Stockholder or Closing Stockholder is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Target.

                  e. NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation by the Target, the Stockholders and the Closing Stockholders of the transactions contemplated hereby, do not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target, a Stockholder or a Closing Stockholder is subject or any provision of the Target's charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target, a Stockholder or a Closing Stockholder is a party or by which the Target is bound or to which any of its, his or her assets is subject (or result in the imposition of any Security Interest upon any of its his or her assets), except where the conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Target. By the Target's and each Stockholder's execution hereof, the Target and each Stockholder hereby waive the provisions of any shareholders agreement or any buy-back agreement or any other agreement to the extent, and for so long as, the same would be in conflict with the execution, delivery and performance of this Agreement.

                  f.       [RESERVED]

                  g. REGULATORY MATTERS. The Target is and has been duly registered as a broker-dealer with the SEC and in the states where such registration is required under the securities laws of such states. The Target is and has been duly registered as a NYSE specialist. The Target and its employees are in compliance in all material respects with all federal and state laws and NYSE rules regulating broker-dealers or specialists or requiring registration, licensing or qualification as a broker-dealer or specialist, and the Target is a member in good standing and has all material licenses and authorizations in self-regulatory or trade organizations or registered clearing agencies required to permit the operation of its business as presently conducted. Each such federal, state and NYSE registration is in full force and effect. The Target has furnished or made available to the Buyer a true, correct and complete copy of its Form BD, as amended to date, filed by the Target with the SEC.

                  h. BROKERS' FEES. The Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, for which the Buyer could become liable or obligated.

                  i. TITLE TO TANGIBLE ASSETS. The Target has good and marketable title to, or a valid leasehold interest in, the material tangible assets used regularly by such entity in the conduct of its business, free and clear of any Security Interest or Lien.

                  j.       FINANCIAL STATEMENTS.

                           i.       Target has delivered to the Buyer the
audited balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended October 31, 1995, 1996, 1997, 1998 and 1999 for the Target. The Target has also made available to the Buyer true, correct and complete copies of the unaudited balance sheet and statements of income and changes in stockholders' equity as of December 31, 1999 (collectively, the "TARGET'S FINANCIAL STATEMENTS"). The Target's Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments and lack footnotes and other presentation items. The Target has made available to the Buyer true and complete copies of all of the Target's FOCUS Reports filed on Form X-17A-5 (the "FOCUS REPORTS") as of the periods covered in the Target's Financial Statements. Each FOCUS Report complied (and with respect to Focus Reports filed after the date hereof and prior to the Closing Date, will comply) at the date thereof in all material respects with the rules and regulations of the SEC relating thereto and fairly present the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act.

                           ii.      All material liabilities and obligations,
whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the respective dates of the Target's Financial Statements have been disclosed in the balance sheets included in the Target's Financial Statements or in notes to the Target's Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. The statements of operations, accumulated deficit and cash flows included in the Target's Financial Statements present fairly the results of operations, accumulated deficit and cash flows of Target for the periods indicated. The statements of operations included in the Target's Financial Statements do not contain any material items of non-recurring income (as defined by GAAP) or other income not earned in the ordinary course of business except as expressly specified therein.

                           iii.     As of October 31, 1999 and as of the Closing
Date, the accounts and notes receivable of the Target reflected on the balance sheet of the Target as of each of such dates were and will be net of reserves reflected on such balance sheet and collectible in full over the period of usual trade terms. To the Knowledge of the Target and each Stockholder, there do not and will not exist any defenses, counterclaims or set-offs which could materially adversely affect such receivables, and all such receivables are or will be actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of the Target. As of the date of each such balance sheet, the Target has or will have fully performed all material obligations with respect to its accounts and notes receivable which it has or will have been obligated to perform prior to the date of such balance sheet.

                  k. UNDISCLOSED LIABILITIES. The Target does not have any liabilities, whether known or unknown, contingent or otherwise, including any liability for Taxes, except for (i) liabilities set forth in the Target's Financial Statements or in the notes thereto, (ii) liabilities which have arisen after October 31, 1999 in the ordinary course of business consistent with past custom and practice, and (iii) liabilities set forth in Section 3(k) of the TARGET'S DISCLOSURE SCHEDULE.

                  l. EVENTS SUBSEQUENT TO THE TARGET'S MOST RECENT FISCAL YEAR END. Since October 31, 1999, there has not been any Material Adverse Change in the business or financial condition of the Target. Since October 31, 1999, the business of the Target has been conducted in the ordinary course and consistent with past practice and there has not been: (i) any repurchase, redemption or other acquisition by the Target of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Target; (ii) any amendment of any material term of any outstanding capital stock of the Target; (iii) any material change in any method of accounting or accounting practice by the Target, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Target's Financial Statements; or (iv) any (A) grant of any severance or termination pay to any current or former director, officer or employee of the Target, (B) entry into any written employment, severance, termination, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current, former or prospective director, officer or employee of the Target, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Target, other than in the ordinary course of business.

                  m. LEGAL AND REGULATORY COMPLIANCE. The Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and all applicable rules and regulations the NYSE, except where the failure to comply would not have a Material Adverse Effect on the Target. The Target is not in material violation of and has no material liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or Governmental Entity, including without limitation laws relating to labor and employment practices, health and safety, zoning, pollution or protection of the environment. During the last three years, the Target has not received notice of, and there has not been any citation, fine or penalty imposed against the Target for, any such violation or alleged violation.

                  n.       TAXES.

                           i.       The Target has timely filed or will timely
file all Tax Returns that it was required or will be required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect on the Target. All such Tax Returns of the Target are, or will be when filed, true, correct and complete.

                           ii.      All Taxes required to have been paid on or
before the date hereof by or on behalf of the Target or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been or, as of the Effective Time, will be provided in the books and records of the Target in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing as of the date hereof and as of the Effective Time, as the case may be. The reserves and accruals for Taxes of the Target as of the Closing Date will be taken into account in the calculation of Net Working Capital.

                           iii.     Section 3(n) of the TARGET'S DISCLOSURE
SCHEDULE lists all Tax Returns filed with respect to the Target for taxable periods ended on or after October 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has made available to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since October 31, 1995. The Target has not received any notice from any taxing authority that it intends to conduct an audit or investigation or assert any claim in a jurisdiction where the Target does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction. All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of, or covering or including, the Target have been fully paid. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                           iv.      The Target has not waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           v.       The Target is not a party to any Tax
allocation or sharing agreement (whether written or not written).

                           vi.      The Target has complied in all material
respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                           vii.     Neither the Target nor any other Person
(including any of the Stockholders) on behalf of the Target has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Target, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Target or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Target, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter, or (C) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Target.

                           viii.    No power of attorney with respect to any
Target Tax matter is currently in force.

                           ix.      There is no contract, agreement, plan or
arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Target by reason of Section 280G or 162(m) of the Code.

                           x.       The Target has substantial authority for the
treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns, all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

                           xi.      The Target is not subject to any private
letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                           xii.     There are no liens as a result of any unpaid
Taxes upon any of the assets of the Target.

                           xiii.    All material Tax elections of the Target are
clearly set forth in the Tax Returns described in Section 3(n).

                           xiv.     The Target has never been a member of any
affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group ("AFFILIATED GROUP") for any Tax purposes. The Target does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose. The Target has no liability for Taxes by reason of being a successor-in-interest or transferee of another entity.

                           xv.      The Target has not been a United States real
property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

                  o. REAL PROPERTY. The Target does not own any real property. Section 3(o) of the TARGET'S DISCLOSURE SCHEDULE lists all real property leased or subleased to the Target. The Target has made available to the Buyer correct and complete copies of the leases and subleases listed in Section 3(o) of the TARGET'S DISCLOSURE SCHEDULE (as amended to date). Each lease and sublease listed in Section 3(o) of the TARGET'S DISCLOSURE SCHEDULE is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect on the Target.

                  p. INTELLECTUAL PROPERTY. The Target has no (i) patent or registration issued to it with respect to any of its intellectual property,
(ii) pending patent application or application for registration with respect to any of its intellectual property, or (iii) license, agreement, or other permission which the Target has granted to any third party with respect to any of its intellectual property.

                  q. NAMES, FRANCHISES ETC. The Target has the right to use its name in every state and country in which it now does business. The Target has not infringed or violated in any way any trademark, trade name, copyright, trade secret rights or contractual relationships of others, and has not received any notice, claim or protest in respect of any such violations or infringement. The Target has not given any indemnification to any person for any such violations or infringements.

                  r. CONTRACTS. Section 3(r) of the TARGET'S DISCLOSURE SCHEDULE lists all written contracts and other agreements to which the Target is a party, the performance of which will involve consideration in excess of $50,000 annually or is material to the operations of the Target. The Target has made available to the Buyer a correct and complete copy of each contract or other agreement listed in Section 3(r) of the TARGET'S DISCLOSURE SCHEDULE (as amended to date). Each such contract or other agreement is legal, valid, binding, enforceable, and in full force and effect, and no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract or other agreement.

                  s. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Target.

                  t. LITIGATION. Except as would not have a Material Adverse Effect on the Target either individually or in the aggregate, there are no actions by or against, or relating to the business of, the Target (or by or against the Stockholders and relating to the Target's business or the Target)
(i) pending before any court, arbitration panel or any governmental or regulatory authority or (ii) to the Knowledge of the Target or any Stockholder, threatened to be brought by or before any court, arbitration panel or any governmental or regulatory authority. None of the Target or any Stockholder is subject to any governmental order (nor, to the Knowledge of the Target or any Stockholder, are there any such governmental orders threatened to be imposed by any governmental or regulatory authority) which has had or is reasonably likely to have a Material Adverse Effect on the Target. There has not been any action decided against or settled by any of the Stockholders, the Target or any of the Target's directors, officers or employees during the last three (3) years in connection with the Target's business which has had a

Material Adverse Effect on the Target. The Target is not subject to any agreement or instrument or subject to any judgment, order, writ, injunction, decree, rule, regulation or ordinance (other than rules, regulations or ordinances that are generally applicable to specialists) that has had or is reasonably likely to have a Material Adverse Effect on the Target.

                  u.       EMPLOYEE BENEFITS.

                           i.       Section 3(u) of the TARGET'S DISCLOSURE
SCHEDULE lists each Employee Benefit Plan that the Target maintains or sponsors or to which the Target contributes (or has an obligation to contribute), and each Employee Benefit Plan with respect to which the Target has any direct or indirect liability (contingent or otherwise).

                           ii.      Each such Employee Benefit Plan (and each
related trust, insurance contract, or fund) complies in form and in operation in all respects with its terms and applicable law, including ERISA and the Code, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Target.

                           iii.     All contributions (including all employer
contributions and employee salary reduction contributions), premiums and other payments relating to all periods ending prior to the date of this Agreement have been paid to, or with respect to, each such Employee Benefit Plan.

                           iv.      Each such Employee Benefit Plan which is an
Employee Pension Benefit Plan (1) has received a favorable determination letter from the Internal Revenue Service (that is currently in effect) to the effect that it meets the qualification requirements of Code Section 401(a) and that its related trust is exempt from taxation under Code Section 501(a) and, since the date of the last determination letter, has not been amended or operated in a manner which would adversely affect its qualified status (and no event has occurred which has caused or could cause the loss of such status), (2) is, and has been since its inception, qualified under Code Section 401(a), and its related trust is, and has been since its inception, exempt from taxation under Code Section 501(a), and (3) has not been terminated or partially terminated within the meaning of Code Section 411(d)(3).

                           v.       As of the last day of the most recent prior
plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of liabilities thereunder (determined on a plan termination basis).

                           vi.      The Target has delivered to the Buyer
correct and complete copies of the plan documents (and, if not written, a complete description thereof) and summary plan descriptions, and where applicable, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent balance sheet and financial statement, the most recent actuarial reports or valuation statements, any private letter ruling, opinion letter, prohibited transaction exemption or other determination issued by the Internal Revenue Service, the Department of Labor or the PBGC (and any application therefor which has been withdrawn) and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           vii.     With respect to each Employee Benefit Plan
that the Target or any ERISA Affiliate maintains or has maintained during the prior six years or to which any of them contributes, or has been required to contribute during the prior six years:

                  (1) No action, suit, proceeding, claim, hearing or investigation with respect to such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Stockholders, threatened and, to the Knowledge of the Stockholders, no facts or circumstances exist which could give rise to an action, suit, proceeding, claim, hearing or investigation which, if asserted, would result in a Material Adverse Effect on the Target;

                  (2) No application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; and

                  (3) The Target has not incurred, and will not incur, any direct or indirect liability to the PBGC or otherwise under Title IV of ERISA (including any withdrawal liability).

                           viii.    Neither the Target nor its ERISA Affiliates
(nor their predecessors) have ever contributed to, otherwise participated in or in any way, directly or indirectly, have any liability with respect to any Employee Benefit Plan which is subject to Title IV of ERISA or any Multiemployer Plan. No "accumulated funding deficiency" (within the meaning of Code Section 412 or ERISA Section 302) has been or could be expected to be incurred (whether or not waived) and no excise or other taxes have been or could be expected to be incurred or are due because of any failure to comply with the minimum funding standards of the Code or ERISA. No security under Code Section 401(a)(29) has been or could be expected to be required and the assets of the Target are not, and have not been, subject to any lien under ERISA or the Code. With respect to each such Employee Benefit Plan, individually and in the aggregate, no event has occurred and, to the Knowledge of Stockholders, there exists no condition or facts or circumstances which would result in or could reasonably be expect to result a Material Adverse Effect on the Target.

                           ix.      With respect to each such Employee Benefit
Plan which is an "employee benefit plan" within the meaning of ERISA Section 3(3) or which is a "plan" within the meaning of Code Section 4975(e), there has occurred no transaction which is prohibited by ERISA Section 406 or which constitutes a "prohibited transaction" under Code Section 4975(c) and with respect to which a prohibited transaction exemption is not currently in effect (except for transactions which, individually or in the aggregate, would not have a Material Adverse Effect on the Target) and the consummation of the transaction contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction."

                           x.       The Target has complied in all material
respects with the provisions of Code Section 4980B with respect to each such Employee Benefit Plan which is a group health plan within the meaning of Code
Section 5001(b)(1). Neither the Target nor its ERISA Affiliates maintain, contribute to, or are obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services (other than pursuant to Code Section 4980B).

                           xi.      Each such Employee Benefit Plan may be
unilaterally terminated and/or amended by the Target at any time and no event, circumstance or condition exists that would prevent any such amendment or termination. The consummation of the transaction contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transaction contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Neither the Target nor its ERISA Affiliates, or any officer or employee thereof, have made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Employee Benefit Plan. Neither the Target nor its ERISA Affiliates have any unfunded liabilities pursuant to any Employee Pension Benefit Plan that is not intended to be qualified under Code Section 401(a).

                           xii.     No person other than a Stockholder or a
Closing Stockholder has any right, title or interest in, or with respect to, the Target Shares held in the ESOP by the Trustee. The Target Shares held in the ESOP by the Trustee have been properly allocated among the ESOP participants and beneficiaries in accordance with the provisions of the ESOP and applicable law. There are no outstanding share acquisition loans under, or relating to, the ESOP.

                  v.       ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                           i.       The Target is in compliance with
Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect on the Target.

                           ii.      The Target has not received any written
notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target or any of its facilities arising under Environmental, Health, and Safety Requirements, the subject of which is reasonably likely to have a Material Adverse Effect on the Target.

                  w. BOOKS AND RECORDS. All minute books and stock records of the Target have been made available to the Buyer.

                  x. NET CAPITAL. The Target is, and since November 1, 1996 has continuously been, in material compliance with SEC Rule 15c3-1 and NYSE Rule 104 regarding its net capital and net liquid assets requirements.

                  y. INSURANCE. The Target has insurance coverage with reputable insurers for the Target's operations in amounts and covering such risks as the Target reasonably believes necessary, in accordance with its regular insurance practices.

                  z. LABOR MATTERS. The Target is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Target the subject of any proceeding asserting that the Target has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the Knowledge of the Target or any Stockholder, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Target.

                  aa.      NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the
Target nor any of its directors, officers, employees, or, to the Knowledge of the Target or any Stockholder, agents or Affiliates, has directly or indirectly used funds or other assets of the Target or made any promise or undertaking in such regard, for (i) illegal contributions, gifts, entertainment or other expenses relating to political activity; (ii) illegal payments to or for the benefit of officials or employees of any Governmental Entity; (iii) illegal payments to or for the benefit of, including the sharing of profits with, any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (iv) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Target with respect to any of the foregoing.

                  bb.      BANK ACCOUNTS. TARGET'S DISCLOSURE SCHEDULE contains
a true, correct and complete list of the names, locations and account information of all banks, trust companies, savings and loan associations and other financial institutions at which the Target maintains safe deposit boxes or accounts of any nature (other than brokerage accounts maintained in the ordinary course of business).

                  cc.      RELATED PARTY TRANSACTIONS. No current or former
officer or director (including their respective family members), employee or stockholder, or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of the Target, is presently, or, in the last three years has been, (a) a party to any transaction with the Target other than on an arms-length basis (including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such officer or director (including their respective family members), employee, stockholder or associate) or (b) to the Knowledge of the Target or any Stockholder, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor of the Target, other than an interest of not more than an aggregate of one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market.

                  dd.      FAIRNESS OPINION. The Target has received the written
opinion of Legg Mason Wood Walker, Incorporated, to the effect that, as of the date hereof, the Merger Consideration to be paid to the Closing Stockholders is fair, from a financial point of view, to the Target and the holders of Target Shares.

                  ee.      ADDITIONAL TAX MATTERS. The liabilities of the Target
to be assumed by the Buyer in the Merger and the liabilities to which the transferred assets of the Target are subject at the Effective Time are and will have been incurred in the ordinary course of business within the meaning of the applicable Treasury Regulations. No shares of capital stock of the Target have been (or, prior to the Effective Time, will be) redeemed prior to or in connection with the Merger, and the Target has not made (and, prior to the Effective Time, will not make) any extraordinary distribution (with the meaning of Section 1.368-1T(e) of the Treasury Regulations) with respect to its stock prior to or in connection with the Merger.

         4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Section 4) with respect to himself or herself, except as set forth in the TARGET'S DISCLOSURE SCHEDULE. For purposes of Section 4(a), the term "Stockholders" shall exclude the Trustee.

                  a. INVESTMENT. The Stockholder (A) understands that the Stock Consideration has not been, and may not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Stock Consideration solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer, including the Public Reports, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Stock Consideration, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Stock Consideration and (F) has not relied upon any representations or warranties of the Buyer other than those contained in this Agreement and the other documents contemplated hereby.

                  b. TARGET SHARES. As of the date hereof and, except as otherwise permitted under this Agreement, as of the Effective Time, the Stockholder holds of record and/or owns beneficially the number of Target Shares set forth next to his or her name in Exhibit 3(b) to the TARGET'S DISCLOSURE SCHEDULE, free and clear of any restrictions on transfer (other than restrictions under the Securities Act, state securities laws and the Rules of the NYSE), Liens, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer or otherwise dispose of any capital stock of the Target (other than this Agreement and as set forth in the Target's Restated Certificate of Incorporation, as amended). The Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Target, other than those referred to in the last sentence of Section 3(e) which are hereby waived to the extent set forth in Section 3(e) and, with respect to the Trustee, other than pursuant to the terms of the ESOP.

         5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target and the Stockholders that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and, except to the extent any of such statements may be applicable to Henderson Brothers or any of its Subsidiaries, will be correct and complete as of the Effective Time (as though made then and as though the Effective Time were substituted for the date of this Agreement throughout this Section 5) except as set forth in the BUYER'S DISCLOSURE SCHEDULE.

                  a. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer and the Buyer's Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole. Each of the Buyer and the Buyer's Subsidiaries has full corporate or other organizational power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

                  b. CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 48,875,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of the Buyer's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable. Except for this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

                  c. AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the other documents contemplated hereby to which they are parties (assuming execution and delivery by the Target and the Stockholders) constitute the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, whether considered in a proceeding in equity or at law. The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                  d. NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation by the Buyer of the transactions contemplated hereby, do not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer, or any of the Buyer's Subsidiaries is subject or any provision of the Buyer's charter or bylaws or the similar organizational documents of any of the Buyer's Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer or any of the Buyer's Subsidiaries is a party or by which the Buyer or any of the Buyer's Subsidiaries is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                  e. BROKERS' FEES. None of the Buyer and the Buyer's Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target or the Stockholders could become liable or obligated.

                  f. REGULATORY MATTERS. LaBranche & Co., a Subsidiary of the Buyer, is and has been duly registered as a broker-dealer with the SEC and in the states where such registration is required under the securities laws of such states. LaBranche & Co. is and has been duly registered as a NYSE specialist. LaBranche & Co. and its employees are in compliance with all federal and state laws and NYSE rules regulating broker-dealers or specialists or requiring registration, licensing or qualification as a broker-dealer or specialist, and LaBranche & Co. is a member in good standing and has all material licenses and authorizations in self-regulatory or trade organizations or registered clearing agencies required to permit the operation of its business as presently conducted. Each such federal, state and NYSE registration is in full force and effect. The Buyer has furnished to the Target a true, correct and complete copy of LaBranche & Co.'s Form BD, as amended to date, filed by LaBranche & Co. with the SEC.

                  g. TAXES. Each of the Buyer and the Buyer's Subsidiaries has timely filed or will timely file all Tax Returns that it was required or will be required to file, and has paid all Taxes shown thereon as owing, except where failure to file such Tax Returns or to pay such Taxes would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole. All such Tax Returns of the Buyer and the Buyer's Subsidiaries are, or will be when filed, true, correct and complete in all material respects.

                  h. ADDITIONAL TAX MATTERS. It is the present intention of the Buyer to continue the historic businesses of the Target or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d). The Buyer does not have any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of any of the assets of the Target to be acquired in the Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers permitted by Section 368(a)(2)(C) of the Code or to a member of the Buyer's qualified group (as defined in Section 1.368-1(d)(4) of the Treasury Regulations).

                  i. FILINGS WITH THE SEC. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively, together with all of the Buyer's voluntary filings with the SEC, the "PUBLIC REPORTS"). Each of the Public Reports has complied with the Securities Act or the Exchange Act, as applicable, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

                  j. FINANCIAL STATEMENTS. The financial statements included in the Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer and its Subsidiaries on a consolidated basis as of such dates and the results of operations of the Buyer and its Subsidiaries on a consolidated basis for such periods; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

                  k. EVENTS SUBSEQUENT TO THE BUYER'S MOST RECENT PUBLIC REPORT. Since September 30, 1999, there has not been any Material Adverse Change in the business, operations or financial condition of the Buyer or of the Buyer and its Subsidiaries taken as a whole. Since September 30, 1999, (a) the business of the Buyer and each of its Subsidiaries has been conducted in the ordinary course and consistent with past practice and (b) no event has occurred or fact or circumstance arisen that, individually or taken together with all other events, facts and circumstances, has had or is reasonably likely to have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                  l. LEGAL AND REGULATORY COMPLIANCE. Each of the Buyer and the Buyer's Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and all applicable rules and regulations the NYSE, except where the failure to comply would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                  m. LITIGATION. Except as would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole either individually or in the aggregate, there are no actions by or against, or relating to the business of, the Buyer (i) pending before any court, arbitration panel or any governmental or regulatory authority or (ii) to the Knowledge of the Buyer, threatened to be brought by or before any court, arbitration panel or any governmental or regulatory authority. The Buyer is not subject to any governmental order (nor, to the Knowledge of the Buyer, are there any such governmental orders threatened to be imposed by any governmental or regulatory authority) which has had or is reasonably likely to have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole. There has not been any action decided against or settled by the Buyer or any of its directors, officers or employees during the last three (3) years in connection with the Buyer's business which has had a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole. The Buyer is not subject to any agreement or instrument or subject to any judgment, order, writ, injunction, decree, rule, regulation or ordinance (other than rules, regulations or ordinances that are generally applicable to specialists) that has had or is reasonably likely to have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                  n. FAIRNESS OPINION. The Buyer has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date hereof, the Merger and the Merger Consideration to be paid to the Closing Stockholders is fair, from a financial point of view, to the Buyer and its stockholders.

                  o.       EMPLOYEE BENEFITS.

                           (i)      Each Employee Benefit Plan currently
maintained or contributed to by the Buyer (the "BUYER PLANS") (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                           (A) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Buyer Plan which is an Employee Pension Benefit Plan.

                           (B) Each Buyer Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                           (C) As of the last day of the most recent prior plan year, the market value of assets under each Buyer Plan which is an Employee Pension Benefit Plan (other than any

                  Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                           (ii)     With respect to each Buyer Plan that the
Buyer or any ERISA Affiliate maintains or has maintained during the prior six years or to which any of them contributes, or has been required to contribute during the prior six years:

                           (A) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Buyer Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

                           (B) Neither the Buyer nor any of its ERISA Affiliates has incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any Buyer Plan which is an Employee Pension Benefit Plan.

         6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

                  a. GENERAL. Each of the Parties will use its, his or her reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

                  b. NOTICES AND CONSENTS. Each of the Parties will give any notices to third parties, and use its reasonable best efforts to obtain any third party consents, that any other Party reasonably may request in connection with the matters referred to in Section 3(d) and (e) and Section 5(c) and (d) hereof. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and (e) and Section 5(c) and (d) hereof. Without limiting the generality of the foregoing, (i) the Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Stock Consideration pursuant to this Agreement and (ii) each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

                  c. OPERATION OF THE TARGET'S BUSINESS. Except as described in Section 6(c) of the Target's Disclosure Schedule, between the date hereof and the Closing Date, the Target will

                           i.       conduct its business in the ordinary course
and consistent with its past practice;

                           ii.      refrain from (A) making any changes in its
capital structure, (B) issuing any shares of its capital stock or securities convertible or exercisable into, or exchangeable for, shares of its capital stock, (C) declaring or paying any dividends which are, in nature or amount, inconsistent with the Target's historic dividend payment practice, (D) adopting or proposing any changes in its certificate of incorporation or by-laws, (E) directly or indirectly merging or consolidating with another entity, (F) incurring any indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities) other than indebtedness incurred in the ordinary course of business, (G) adopting, increasing benefits under or otherwise modifying any Employee Benefit Plan, (H) terminating any of its existing insurance policies or modifying or reduce the coverage thereunder, (I) settling or compromising, or agreeing to settle or compromise, any suit or other litigation matter or matter in an arbitration proceeding for any material amount (after taking into account any insurance proceeds to which the Target is entitled) or otherwise on terms which would reasonably be expected to have a Material Adverse Effect on the Target, or (J) entering into any commitments or agreements with respect to the foregoing without the prior written consent of the Buyer;

                           iii.     use commercially reasonable efforts to
preserve and retain its business, employees, properties and goodwill;

                           iv.      refrain from changing the compensation of,
or from entering into any new employment, severance or other agreements with, any of its officers, directors, employees or consultants or entering into or renewing any material contractual obligations, except in the ordinary course of business consistent with its past practice;

                           v.       use its best efforts to repay any and all
outstanding indebtedness or Liens of the Target and pay or otherwise satisfy all other obligations of the Target; and

                           vi.      file all Tax Returns required to be filed by
the Target on or prior to the Closing and pay any and all Taxes due with respect to such Tax Returns. All Tax Returns described in this Section 6(c)(vi) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or judicial or administrative interpretations thereof). The Target shall provide the Buyer with copies of such completed Tax Returns at least 10 days prior to the due date, and the Buyer shall be provided an opportunity to review such Tax Returns and supporting work papers and schedules prior to the filing of such Tax Returns. Target will not make any material Tax elections without the Buyer's prior written consent.

                           vii.     use its best efforts to maintain its
registration and remain in good standing with the SEC and NYSE, and with the states where such registration is required under the securities laws of such states.

                  d. OPERATION OF THE BUYER'S BUSINESS. Except as described in Section 6(d) of the BUYER'S DISCLOSURE SCHEDULE, between the date hereof and the Closing Date, the Buyer will conduct its business in the ordinary course and consistent with its past practice and will not knowingly engage in any practice, take any action, fail to take any commercially reasonable action or enter into any transaction which could cause any of its representations or warranties to be untrue or result in a breach of any covenant made by it in this Agreement.

                  e. FULL ACCESS. Each of the Target and the Buyer will permit representatives of the other to have full access at all reasonable times, and in a manner so as not to unnecessarily interfere with the normal business operations of the Buyer or the Target, as the case may be, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Buyer or the Target, as the case may be. Subject to the requirements of law or legal process, each of the Parties will treat and hold as such any Confidential Information it receives from any other Party in the course of the reviews contemplated by this Section 6(e), will not use any of the Confidential Information except in connection with this Agreement or as required by law or legal process, and, if this Agreement is terminated for any reason whatsoever, will return to such Party all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

                  f. NO TRANSFER OF THE SHARES. Each Stockholder agrees that, without the Buyer's consent, which shall not unreasonably be withheld, prior to the Closing, he or she will not sell, assign, transfer, gift, pledge or otherwise dispose of, or otherwise agree to take such action with respect to, his or her Target Shares. Notwithstanding the foregoing restriction, however,
(i) the Trustee shall be permitted to distribute Target Shares held in the ESOP to the beneficiaries thereof in accordance with the terms of the ESOP and applicable law, and (ii) a Stockholder shall be permitted to assign or transfer his or her Target Shares prior to the Closing to an IRA in a rollover contribution or as a result of his or her death or incapacity, provided that (1) the Stockholder, or his duly authorized representative, promptly notifies the Buyer in writing of such assignment or transfer in advance of such transfer, if practicable, and (2) in the case of a rollover contribution to an IRA, such transfer is limited to Target Shares allocated to the Stockholder by the ESOP. Each Stockholder agrees that, in the event of any such permitted transfer, such Stockholder will continue to be bound by all of his or her representations, warranties, covenants and obligations under this Agreement.

                  g.       NOTICE OF DEVELOPMENTS.

                           i.       The Target will give prompt written notice
to the Buyer of any development causing a breach of any of the representations and warranties contained in Sections 3 and 4 above.

                           ii.      The Buyer will give prompt written notice to
the Target of any development causing a breach of any of the representations and warranties contained in Section 5 above or any failure to satisfy the condition set forth in Section 8(c)(vi).

                  h. EXCLUSIVITY. None of the Target or the Stockholders will solicit or initiate the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange).

                  i. ESOP. The Target will effectuate the termination of the ESOP and cause the Trustee to distribute all the assets of the ESOP in accordance with the ESOP's terms and applicable law in a manner that will not adversely affect the tax-qualified status of the ESOP.

         7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  a. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

                  b. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties shall reasonably cooperate with it, him or her, or its, his or her counsel, in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

                  c.       NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.

                           i.       NONCOMPETITION. Each Stockholder
acknowledges that he or she has extensive knowledge and a unique understanding of the business of the Target, has been directly involved with the establishment and continued development of its customer relations and has had access to all of the proprietary and Confidential Information used in the business of the Target. Each Stockholder further acknowledges that if he or she, directly or indirectly, were to compete with the Buyer or any of the Buyer's Subsidiaries in such business following the Closing, the value associated with the Buyer's acquisition of the Target and the goodwill of the Target would be adversely affected. In furtherance of the Merger and to more effectively protect the value of the Target and the Buyer, each Stockholder covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is two years thereafter (the "TERM"), such Stockholder shall not, directly or indirectly, as a sole proprietor, employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, act, or own, operate, manage, control, engage in, invest in, or participate in, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that engages in or owns, operates, manages or controls a Person which acts as a specialist or otherwise makes a market in any stock for which the Buyer or any Subsidiary of the Buyer acts as a specialist as of the Closing Date (other than stock of a successor by merger or acquisition if the stock for which the Buyer or any Subsidiary of the Buyer acts as specialist is issued by a company that is not the surviving publicly traded entity in such a transaction), except on behalf of the Buyer or any of its Affiliates, unless the Buyer ceases to act as a specialist for or make a market in such stock voluntarily or as a result of regulatory action. Notwithstanding the foregoing, nothing contained in this Section 7(c)(i) shall prohibit any Stockholder, directly or indirectly, from owning not more than an aggregate of one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market.

                           ii.      NONSOLICITATION. Each Stockholder agrees
that, during the Term, such Stockholder will not, directly or indirectly, as a sole proprietor, employee, agent, consultant, principal or otherwise, solicit for employment or otherwise seek to adversely influence or adversely alter the relationship between the Buyer or any of its Affiliates and any person who is or was an employee (other than clerical or administrative personnel) of the Buyer, the Target or any of their respective Affiliates during the 365 days preceding such solicitation, except on behalf of the Buyer or any of its Affiliates; PROVIDED, HOWEVER, that (x) a general solicitation for employment contained in a newspaper or other periodical shall not constitute a breach of this Section 7(c)(ii), and (y) the restriction on solicitation of an employee of the Buyer, the Target or any of their respective Affiliates contained in this Section 7(c)(ii) shall not apply to the solicitation of an employee whose employment has been terminated by the Buyer without cause.

                           iii.     CONFIDENTIALITY. After the Closing, each
Stockholder shall strictly maintain the confidentiality of all information, documents and materials relating to the Target, except to the extent disclosure of any such information is required by law or authorized by the Buyer. In the event that any Stockholder reasonably believes after consultation with counsel that he or she is required by law to disclose any confidential information described in this Section 7(c)(iii), such Stockholder will (x) provide the Buyer with prompt notice before such disclosure in order that the Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (y) cooperate with the Buyer in attempting to obtain such order or assurance. The provisions of this Section 7(c)(iii) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by any Stockholder or his or her Affiliate under this Agreement, or becomes known in the industry through no wrongful act on the part of any Stockholder or his or her Affiliate.

                           iv.      REMEDIES. The Stockholders agree that the
Buyer shall be entitled to specific performance of the provisions of this
Section 7(c). If a court of competent jurisdiction declares that any term or provision of this Section 7(c) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  d. BUYER STOCK. Each certificate evidencing the Stock Consideration will be imprinted with a legend substantially in the following form:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  e. TRANSFER RESTRICTIONS. Each Stockholder agrees that, without the prior written consent of the Buyer, such Stockholder will not sell, contract to sell or otherwise sell, dispose of, loan, transfer, assign, gift, pledge or grant any rights to any shares of Buyer Stock received as Stock Consideration on or before August 24, 2000, except to the following permitted transferees: (i) upon the death or disability of such Stockholder, to his or her respective heirs, successors or assigns, (ii) to a spouse or lineal descendent, or a trust for the benefit of a spouse or lineal descendant, of such Stockholder, solely for estate planning purposes or (iii) to an Individual Retirement Account as a direct result of the termination of the ESOP; PROVIDED that, in every permitted transfer, (x) such Stockholder notifies the Buyer in writing of the proposed transfer, (y) the proposed transfer is effected in accordance with all applicable federal and state securities laws and (z) the permitted transferee agrees in writing to be bound by the provisions of this
Section 7(e).

                  f. TAX RETURNS. The Buyer shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of the Target after the Closing Date. To the extent any Taxes shown due on such Tax Returns are indemnifiable by the Stockholders, such Tax Returns shall be prepared in a manner consistent with prior practice, unless otherwise required by applicable law. The Buyer shall provide the Principal Stockholder with a draft of any such Tax Return at least fifteen (15) days prior to the due date for filing such Tax Return (taking into account any applicable extensions), and the Principal Stockholder may provide the Buyer with written comments on such draft Tax Return within five (5) business days after his receipt of such draft. The Buyer and the Principal Stockholder shall attempt to resolve any disputes regarding such draft Tax Return in good faith at least five (5) business days prior to the due date for filing such Tax Return, but if the Buyer and the Principal Stockholder cannot resolve any dispute regarding such draft Tax Return at least five (5) business days prior to the due date for filing such Tax Return, the dispute shall be promptly submitted to the Independent Firm, except as otherwise agreed by the Buyer and the Principal Stockholder.

                  g. INDEMNIFICATION OF DIRECTORS AND OFFICERS. From and after the Effective Time, the Buyer will indemnify each individual who served as a director or officer of the Target at any time prior to the Effective Time from and against any and all Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any matters existing or occurring at or prior to the Effective Time (excluding this Agreement or any of the transactions contemplated herein) to the fullest extent such individual would have been indemnified as a director or officer of the Target prior to the Effective Time and as then permitted under applicable law, PROVIDED, HOWEVER, that nothing contained in this Section 7(g) shall in any manner be deemed to affect the indemnification obligations of the Target and the Stockholders set forth in Section 9 hereof.

                  h. ESOP INDEMNIFICATION. In addition to (but without duplication of) the Buyer's rights under Section 9 below, from and after the Effective Time, each Stockholder (other than the Trustee) will indemnify Buyer from and against his or her Allocable Portion of any and all Adverse Consequences resulting from, arising out of, relating to, or caused by the ESOP.

         8.       CONDITIONS TO OBLIGATION TO CLOSE.

                  a. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of each of the Parties to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

                           i.       the NYSE shall have approved the
consummation of the transactions contemplated by this Agreement;

                           ii.      there shall not be any injunction, judgment,
order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and

                           iii.     all applicable waiting periods (and any
extensions thereof) under the Hart- Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other necessary authorizations, consents, and approvals of governments and governmental agencies.

                  b. CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           i.       the representations and warranties set forth
in Section 3 and Section 4 above shall be true and correct in all material respects at and as of the Closing Date, and the Target and the Stockholders shall have performed and complied with all of its, his or her covenants hereunder in all material respects, in each case without giving effect to any materiality or knowledge qualifiers contained therein;

                           ii.      the Target and the Principal Stockholder
shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 8(b)(i) are satisfied in all respects, executed by the President of the Target and the Principal Stockholder for and on behalf of the Stockholders, dated as of the Closing Date;

                           iii.     the Buyer or one of its Affiliates shall
have entered into new a-b-c agreements with respect to each of the NYSE memberships listed on TARGET'S DISCLOSURE SCHEDULE;

                           iv.      the Buyer shall have received from Thacher
Proffitt & Wood, counsel to the Target and the Stockholders, an opinion in form and substance to be mutually agreed upon by the Buyer and the Principal Stockholder, addressed to the Buyer, and dated as of the Closing Date;

                           v.       each of the Closing Stockholders shall have
executed and delivered to the Buyer the Registration Rights Agreement substantially in the form of EXHIBIT C attached hereto;

                           vi.      the Target shall have furnished to the Buyer
reasonably satisfactory evidence (in the form of certified resolutions of the Target Board of Directors and a copy of the Target's application to the Internal Revenue Service for a determination letter on the qualified status of the ESOP on termination) that the Target has satisfied all its obligations arising under the ESOP, that the ESOP has been terminated, and its trusts liquidated, without any further liability to the Target, the Buyer or the ESOP and that all the assets of the ESOP have been distributed to its participants in accordance with its terms and applicable law;

                           vii.     the Target shall have furnished to the Buyer
reasonably satisfactory evidence that all stock options to purchase Target Shares have been terminated without any further liability to the Target or the Buyer;

                           viii.    the Target shall have furnished to the Buyer
reasonably satisfactory evidence of its satisfaction in full and the termination of any of its outstanding obligations under the agreement with its employees described in Section 3(z) of the TARGET'S DISCLOSURE SCHEDULE;

                           ix.      all stock certificates representing the
Target Shares, duly endorsed in blank or accompanied by stock powers executed in blank, shall have been surrendered by the Stockholders to the Buyer;

                           x.       all written consents, assignments, waivers
or authorizations that are required as a result of the Merger for the continuation in full force and effect of any contracts set forth in Section 3(r) of the TARGET'S DISCLOSURE SCHEDULE shall have been obtained;

                           xi.      the Target, the Stockholders and the Closing
Stockholders shall have executed and delivered to the Buyer any other documents and instruments as the Buyer may reasonably require in order to effectuate the transactions contemplated by this Agreement; and

                           xii.     all actions to be taken by the Target, the
Stockholders and the Closing Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and its counsel.

The Buyer may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

                  c. CONDITIONS TO THE OBLIGATIONS OF THE TARGET AND THE CLOSING STOCKHOLDERS. The obligation of the Target and the Closing Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           i.       the representations and warranties set forth
in Section 5 above shall be true and correct in all material respects at and as of the Closing Date, and the Buyer shall have performed and complied with all of its covenants hereunder in all material respects, in each case without giving effect to any materiality or knowledge qualifiers contained therein;

                           ii.      the Buyer shall have delivered to the Target
a certificate to the effect that the each of the conditions specified above in
Section 8(c)(i) is satisfied in all respects executed by the Chief Executive Officer and Executive Vice President, Finance of the Buyer, dated as of the Closing Date;

                           iii.     the Buyer shall have delivered to the
Closing Stockholders the Closing Notes and, if necessary, the Gap Notes;

                           iv.      the Buyer shall have executed and delivered
to the Closing Stockholders the Registration Rights Agreement substantially in the form of EXHIBIT C attached hereto;

                           v.       the Target shall have received from
Fulbright & Jaworski L.L.P. counsel to the Buyer, an opinion in form and substance to be mutually agreed upon by the Buyer and the Principal Stockholder, addressed to the Target, and dated as of the Closing Date;

                           vi.      assuming the transactions contemplated by
the Stock Purchase Agreement, dated as of December 23, 1999 (as may be amended from time to time, the "Henderson Agreement"), by and among the Buyer, Henderson Brothers Holdings, Inc. and the stockholders listed on Schedule A thereto, are consummated prior to the Closing, there shall have been no breach of the Henderson Agreement by Henderson Brothers Holdings, Inc. or any such stockholder which would result in or is reasonably likely to result in a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole;

                           vii.     any other documents and instruments as the
Target and the Closing Stockholders may reasonably require in order to effectuate the transactions contemplated by this Agreement; and

                           viii.    all actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target and its counsel.

The Target and the Principal Stockholder may waive any condition specified in this Section 8(c) if they execute a writing so stating at or prior to the Closing.

         9.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  a. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Parties contained in Sections 3 and 5 hereof (other than in Section 3(a) through (e), Section 3(h) and Section 5(a) through (e) hereof) shall survive the Closing hereunder (unless the damaged Party had Knowledge of any misrepresentation or breach of warranty at the Effective Time and waived such misrepresentation or breach in writing) and continue in full force and effect for a period of eighteen months following the Closing Date, except for the representations and warranties set forth in Section 3(n) and (u) hereof, which shall continue in full force and effect until 60 days after the end of the statute of limitations applicable to the assessment and collection of those Taxes or the institution of those claims for liability in respect of Employee Benefit Plans, in each instance to the extent subject to indemnification by the Stockholders hereunder. All the representations and warranties of the Parties contained in Section 3(a) through (e), Section 3(h),
Section 4 and Section 5(a) through (e) hereof shall survive the Closing hereunder (unless the damaged Party had Knowledge of any misrepresentation or breach of warranty at the Effective Time and waived such misrepresentation or breach in writing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  b.       INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                           i.       In the event the Target or any Stockholder
breaches any of its representations or warranties contained in Section 3 hereof or any of its covenants contained herein, and if there is an applicable survival period pursuant to Section 9(a) hereof, PROVIDED that the Buyer makes a written claim for indemnification against the Stockholders pursuant to Section 11(h) hereof within such survival period, then each Stockholder shall indemnify the Buyer from and against his or her Allocable Portion of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification caused by the breach; PROVIDED, HOWEVER, that no Stockholder shall have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation, warranty or covenant of the Target (1) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of (x) a $25,000 aggregate deductible in the case of one or more breaches of any of the representations and warranties contained in
Section 3(n) and (u) hereof, and (y) a $200,000 aggregate deductible in the case of all other breaches (after which points each Stockholder will be obligated to indemnify the Buyer only from and against his or her Allocable Portion of any further such Adverse Consequences), and (2) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches of representations and warranties (other than those contained in Section 3(n) and (u) hereof) exceeds his or her Allocable Portion of $5,000,000 (excluding the $200,000 aggregate deductible), after which point no Stockholder will be obligated to indemnify the Buyer from and against any further such Adverse Consequences (other than those caused by a breach of any representation or warranty contained in Section 3(n) and (u)).

                           ii.      In the event any of the Stockholders
breaches any of his or her representations or warranties in Section 4 above or any of his or her covenants contained herein, and, if there is an applicable survival period pursuant to Section 9(a) above, PROVIDED that the Buyer makes a written claim for indemnification against the Stockholder pursuant to Section 11(h) below within such survival period, then such Stockholder shall indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification caused by the breach.

                  c.       INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE
STOCKHOLDERS.

                           i.       In the event the Buyer breaches any of its
representations, warranties or covenants contained herein, and, if there is an applicable survival period pursuant to Section 9(a) above, PROVIDED that any of the Stockholders or the Principal Stockholder on behalf of all of the Stockholders makes a written claim for indemnification against the Buyer pursuant to Section 11(h) below within such survival period, then the Buyer shall indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholder shall suffer through and after the date of the claim for indemnification caused by the breach; PROVIDED, HOWEVER, that the Buyer shall not have any obligation to indemnify the Stockholders from and against any Adverse Consequences caused by the breach of any representation, warranty or covenant of the Buyer (1) until the Stockholders have suffered Adverse Consequences by reason of all such breaches in excess of a $200,000 aggregate deductible (after which point the Buyer will be obligated only to indemnify the Stockholders from and against any further such

Adverse Consequences), and (2) to the extent the Adverse Consequences the Stockholders have suffered by reason of all such breaches exceeds $5,000,000 (excluding the aggregate deductible).

                           ii.      The Buyer shall indemnify the Stockholders
against any income Tax imposed on them (following a final determination (within the meaning of Section 1313 of the Code)) as a result of the Merger not qualifying as a reorganization under Section 368(a) of the Code by reason of any action or inaction on the part of the Buyer subsequent to the Effective Time.

                  d. DAMAGES IN THE EVENT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 10(a) hereof, each of the Target and the Buyer agrees that it will seek damages only from the other for any Adverse Consequences to it caused by the other's (or, in the case of Adverse Consequences to the Buyer, any of the Stockholders') breach prior to such termination of any of the other's (or, in the case of Adverse Consequences to the Buyer, any of the Stockholders') representations, warranties or covenants contained herein.

                  e.       MATTERS INVOLVING THIRD PARTIES.

                           i.       If any third party shall notify any Party
(the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; PROVIDED that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 9, except and only to the extent the Indemnifying Party's ability to defend against, mitigate or diminish the amount of such claim is materially prejudiced by such failure.

                           ii.      Any Indemnifying Party will have the right
at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or her choice reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party; PROVIDED, FURTHER, the Indemnified Party shall have the right to employ separate counsel to participate in the defense of any such Third Party Claim or litigation to which the Indemnified Party is a party, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) the Indemnified Party shall have reasonably concluded that there may be material defenses available to it that are different from or additional to those available to the Indemnifying Party or (iv) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party and paid as incurred.

                           iii.     Unless and until an Indemnifying Party
assumes the defense of the Third Party Claim as provided in Section 9(e)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or she reasonably may deem appropriate.

                           iv.      In no event will the Indemnified Party
consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

                  f. DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 9. If any indemnification payment under this Section 9 is determined to be taxable to the Indemnified Party by any taxing authority, the Indemnifying Party shall also indemnify the Indemnified Party for any Adverse Consequences resulting from the receipt of such payment. All indemnification payments under this Section 9 (except any which represent interest) shall be deemed adjustments to the Merger Consideration.

         10.      TERMINATION.

                  a. TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                           i.       the Buyer, the Target and the Principal
Stockholder may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                           ii.      the Buyer may terminate this Agreement by
giving written notice to the Target and the Principal Stockholder at any time prior to the Effective Time (1) in the event the Target or any of the Stockholders has breached any material representation, warranty or covenant contained in this Agreement in any material respect (without giving effect to any materiality qualifiers contained therein), the Buyer has notified the Target and the Principal Stockholder of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (2) if the Closing shall not have occurred on or before March 23, 2000 by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement);

                           iii.     the Target or the Principal Stockholder may
terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (1) in the event the Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect (without giving effect to any materiality qualifiers contained therein), the Target or the Principal Stockholder has notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (2) if the Closing shall not have occurred on or before March 23, 2000 by reason of the failure of any condition precedent under Section 8(c) hereof (unless the failure results primarily from the Target or any of the Stockholders themselves breaching any representation, warranty or covenant contained in this Agreement); and

                           iv.      the Target or the Principal Stockholder may
terminate this Agreement by giving written notice to the Buyer prior to the Closing in the event the Closing Value is less than $8.00 per share.

                  b. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 6(e) shall survive any such termination.

         11.      MISCELLANEOUS.

                  a.       NATURE OF CERTAIN OBLIGATIONS.

                  i. The representations and warranties of each of the Stockholders in Section 4 hereof and the covenants of each of the Stockholders contained herein are several obligations. This means that the particular Stockholder making the representation, warranty, or covenant will be solely responsible only to the extent provided in Section 9 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                  ii. The representations and warranties of the Target and the Stockholders contained in Section 3 hereof are joint obligations. This means that each Stockholder will be responsible to the extent provided in Section 9 above for his or her Allocable Portion of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                  b. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer, the Target and the Principal Stockholder; PROVIDED, HOWEVER, that any Party may make any public disclosure that such party believes in good faith is required by applicable law or any listing or trading agreement concerning publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  c. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, PROVIDED, HOWEVER, that the provisions of Section 7(g) hereof are intended for the benefit of the individuals referred to therein and their respective legal representatives.

                  d. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  e. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each of the Parties named herein, including the Closing Stockholders, and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its, his or her rights, interests, or obligations hereunder without the prior written approval of the Buyer, the Target and the Principal Stockholder; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and any Stockholder may assign any or all of his or her rights and interests hereunder to the extent permitted by the express terms of this Agreement.

                  f. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  g. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  h. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  IF TO THE TARGET OR THE STOCKHOLDERS:

                           c/o William E. Boye, Jr.
                           575 Curan Place
                           Franklin Lakes, New Jersey 07417

                  COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center, 39th Floor
                           New York, New York  10048
                           Attn:  Thomas N. Talley, Esq.

                  IF TO THE BUYER:

                           LaBranche & Co Inc.
                           One Exchange Plaza, 25th Floor
                           New York, New York  10006
                           Attn:  Michael LaBranche
                                  Chairman, President and Chief Executive
                                  Officer

                  COPY TO:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103-3198
                           Attn:  Jeffrey M. Marks, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  i. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except that the DGCL shall apply to matters governed exclusively thereby.

                  j. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Target and the Principal Stockholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  k. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  l. EXPENSES. Each of the Buyer and the Target will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing occurs. The Stockholders and the Closing Stockholders will bear all their own costs and expenses (including all of their legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, including any recordation, sales, use, stamp, filing, transfer, documentary or similar fees or Taxes and related costs and fees relating to the transfer of their Target Shares as contemplated by this Agreement.

                  m. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  n. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules (including the Disclosure Schedules) identified in this Agreement are incorporated herein by reference and made a part hereof.

                  o. ACTION BY PRINCIPAL STOCKHOLDER ON BEHALF OF EACH STOCKHOLDER. Not withstanding anything in this Agreement to the contrary, each Stockholder, other than the Trustee, (i) irrevocably constitutes and appoints the Principal Stockholder as the true and lawful agent and attorney-in-fact of such Stockholder with full power to appoint a substitute or substitutes to act hereunder with respect to all matters arising in connection with the transactions contemplated hereby and (ii) hereby directs and authorizes the Principal Stockholder, for and on behalf of such Stockholder and/or all Stockholders, to execute and deliver all documents and to take all such other actions and to make all such determinations as the Principal Stockholder shall, in his sole discretion, deem necessary or appropriate in connection with the transactions and other matters contemplated by this Agreement, including Section 9 hereof, all such executed and delivered documents, actions and determinations to be binding on such Stockholder and/or all Stockholders.

                                   * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                LaBRANCHE & CO INC.

                                By: /s/ Michael LaBranche
                                   -------------------------------------
                                   Name:  Michael LaBranche
                                   Title: Chairman, Chief Executive
                                          Officer and President

                                WEBCO SECURITIES, INC.

                                By: /s/ William D. Boye
                                   -------------------------------------
                                   Name:  William E. Boye, Jr.
                                   Title: President

                                THE STOCKHOLDERS


                                /s/ William E. Boye, Jr
                                ----------------------------------------
                                WILLIAM E. BOYE, JR.


                                /s/ William D. Boye
                                ----------------------------------------
                                WILLIAM D. BOYE


                                /s/ Nancy R. Boye
                                ----------------------------------------
                                NANCY R. BOYE

                                /s/ Nancy R. Boye, Trustee
                                ----------------------------------------
                                NANCY R. BOYE, TR UA 04/10/6

                                /s/ William E. Boye Jr., as attorney in fact
                                ------------------------------------------
                                ROBERT R. BOYE

                                /s/ William D. Boye, as custodian under
                                UGMA for Alexander D. Boye
                                ----------------------------------------
                                ALEXANDER D. BOYE

                                /s/ Brett A. Boye
                                ----------------------------------------
                                BRETT A. BOYE

                                /s/ William E. Boye, as attorney in fact
                                for Melinda Boye, custodian under UGMA for
                                ----------------------------------------
                                JEFFERY A. BOYE

                                /s/ William E. Boye Jr., as attorney in fact
                                --------------------------------------------
                                MELINDA L. BOYE

                                /s/ David L. Boudreau
                                ----------------------------------------
                                DAVID L. BOUDREAU

                                /s/ Thomas J. Facchine
                                ----------------------------------------
                                THOMAS J. FACCHINE

                                /s/ Richard A. Rike
                                ----------------------------------------
                                RICHARD A. RIKER

                                /s/ Florence M. Lepera
                                ----------------------------------------
                                FLORENCE M. LEPERA

                                /s/ William E. Boye Jr., as attorney in fact
                                ---------------------------------------------
                                VINCENT D. PROVENZANO

                                /s/ Thomas N. Talley, Trustee
                                ----------------------------------------
                                THOMAS N. TALLEY TR UA 10/31/86
                                (MONEY PURCHASE PENSION PLAN)

                                /s/ Thomas N. Talley, Trustee
                                --------------------------------------
                                THOMAS N. TALLEY TR UA 10/31/86
                                (STOCK BONUS PLAN)

                                                   *
                                ----------------------------------------
                                AARON D. ALBERT

                                                   *
                                ---------------------------------------
                                PAUL ALWARD

                                /s/ Danielle August
                                ----------------------------------------
                                DANIELLE AUGUST

                                                   *
                                ----------------------------------------
                                DEREK BARNES

                                /s/ Anthony D'Agostino
                                ----------------------------------------
                                ANTHONY D'AGOSTINO

                                /s/ Scott Douglas
                                ----------------------------------------
                                SCOTT DOUGLAS

                                                   *
                                ----------------------------------------
                                CONNOR V. DUNNE

                                                   *
                                --------------------------------------
                                JAMES E. HARTUNG

                                /s/ Michael Ryan
                                ----------------------------------------
                                MICHAEL RYAN

                                /s/ Josette Sanacore
                                --------------------------------------
                                JOSETTE SANACORE

                                /s/ Craig Torswick
                                ----------------------------------------
                                CRAIG TORSWICK

                                /s/ Stephanie Turco
                                ----------------------------------------
                                STEPHANIE TURCO

                                /s/ Keith A. Zimmerman
                                ----------------------------------------
                                KEITH A. ZIMMERMAN

         EXHIBIT A - Closing Note for Holders of Class A Target Shares


                                PROMISSORY NOTE


[$______]                                                      February __, 2000


        FOR VALUE RECEIVED, the undersigned, LaBranche & Co Inc., a Delaware corporation (the "MAKER"), hereby agrees to pay to __________________(the "PAYEE") the principal amount of _______________DOLLARS ($____________) (the "PRINCIPAL AMOUNT") [which is the Payee's Allocable Portion of $3,000,000], plus interest payable at the fixed rate of 10% per annum. This note is being executed in connection with the Agreement and Plan of Merger ("MERGER AGREEMENT") entered into as of January 25, 2000 by and among the Maker, Webco Securities, Inc, a Delaware corporation ("WEBCO"), and each other person executing the Merger Agreement on the signature pages thereof. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

        A. All payments of the Principal Amount and any interest accrued with respect thereto shall be made to the Payee at the following times, in the following amounts and subject to the following terms and conditions:

                 1. $__________ [which is the Payee's Allocable Portion of $500,000], plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified or bank check or wire transfer two business days after the final determination of Final Net Working Capital in accordance with
        Section 2(e)(ii) of the Merger Agreement, PROVIDED, HOWEVER, that if the Final Net Working Capital is less than the Estimated Net Working Capital, the Principal Amount shall be deemed to have been reduced as of the date hereof by an amount equal to the Payee's Allocable
        Portion of the difference between the Estimated Net Working Capital less the Final Net Working Capital;

                 2. $__________ [which is the Payee's Allocable Portion of $2,500,000], plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified of bank check or wire transfer on the date which is 18 months from the date hereof (the "MATURITY DATE"), PROVIDED, HOWEVER, that such amount shall be deemed to have been reduced as of the date hereof by the amount of any indemnification payments from the Payee to which the Maker is entitled pursuant to, and in accordance with,
        Section 9 of the Merger Agreement. For purposes of determining whether and to what extent the Principal Amount shall be reduced under this Paragraph A(2), the following procedures shall apply:

                          (a) Prior to the Maturity Date, the Maker shall give written notice (each, a "CLAIM NOTICE") to the Principal Stockholder and the Payee specifying in reasonable detail the nature and dollar amount of any claim as to which indemnification is sought by the Maker under the Merger Agreement (each, a "CLAIM"). The Maker may make more than one Claim with respect to any underlying set of facts;

                          (b) Any objection by the Principal Stockholder to a particular Claim Notice (an "OBJECTION") shall be in writing, shall set forth in reasonable detail the grounds for such objection and must be received by the Maker within ten (10) business days after the date of receipt of such Claim Notice;

                          (c) If the Maker does not receive from the Principal Stockholder an Objection within ten (10) business days from the date of receipt of such Claim Notice, the Principal Amount shall be deemed to have been reduced as of the date hereof by the Payee's Allocable Portion of the amount specified in the Claim Notice;

                          (d) If the Maker receives from the Principal Stockholder an Objection within ten (10) business days from the receipt of such Claim Notice, the amount of such Claim shall be deemed to be in dispute to the extent set forth in such Objection (each, a "DISPUTED AMOUNT"). If such Objection does not dispute the entire amount of the Claim Notice, the Principal Amount shall be deemed to have been reduced as of the date hereof by the Payee's Allocable Portion of the amount of the undisputed portion of such Claim Notice;

                         (e) On the Maturity Date, the Maker shall pay to the Payee by certified or bank check or wire transfer the then-remaining Principal Amount, plus the amount of all accrued and unpaid interest with respect thereto, less the sum of (i) the Payee's Allocable Portion of the aggregate Disputed Amounts, (ii) the Payee's Allocable Portion of the aggregate amount of all other pending Claims for which Claim Notices have been delivered by the Maker pursuant to Paragraph A(2)(a) above (each, a "PENDING CLAIM") and (iii) the legal and other expenses incurred by the Principal Stockholder in representing the Payee in connection herewith or in connection with the Merger Agreement, as determined by the Principal Stockholder and acknowledged to the Maker in writing by the Payee, which expenses shall be paid by the Maker directly to the Principal Stockholder, on behalf of the Payee, for remittance to the appropriate creditor; and

                          (f) Thereafter, all Disputed Amounts and Pending Claims shall be resolved in accordance with the Merger Agreement, and, as each such Disputed Amount and Pending Claim is resolved, either (i) the remaining unpaid Principal Amount represented by the Payee's Allocable Portion of such Disputed Amount or Pending Claim, plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified or bank check or wire transfer within two business days after such resolution, to the extent such Disputed Amount or Pending Claim is resolved in favor of the Payee, and/or (ii) the Principal Amount shall be deemed to have been reduced as of the date hereof by the remaining unpaid Principal Amount represented by the Payee's Allocable Portion of such Disputed Amount or Pending Claim is resolved in favor of the Maker.

        B. Any amount payable hereunder which is not paid when due in accordance with the terms and conditions hereof shall bear interest until paid at a rate which is 1.5% per annum higher than the interest rate otherwise applicable hereunder.

        C. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time without premium or penalty.

        D. Each of the following events shall constitute an "Event of Default" for purposes hereof;

                 1. FAILURE TO PAY NOTE. Default in the payment of the principal of, or any interest on, this Note when the same shall have become due and payable and the default continues for a period of five business days thereafter;

                 2. FAILURE TO PAY OTHER INDEBTEDNESS. Default by the Maker or any other entity controlled by the Maker within the meaning of Rule 2 of the New York Stock Exchange (a "SUBSIDIARY") under any indebtedness for borrowed money (other than indebtedness of any Subsidiary or of the Maker in either case to any other Subsidiary), and such default is either (a) caused by the failure to make any payment of principal or interest due on such indebtedness within any applicable grace period, or (b) results in the acceleration of such indebtedness prior to the stated maturity thereof, PROVIDED, HOWEVER,that the provisions of this Paragraph D(2) shall not apply to any indebtedness which does not exceed $1,000,000 in the aggregate and which is not material to the operations of the Maker and its Subsidiaries; and

                 3. INSOLVENCY OR BANKRUPTCY. The Maker or any Subsidiary shall suspend or discontinue its business operations, or the Maker or any Subsidiary shall make an assignment for the benefit of creditors or a composition with creditors, shall be generally unable to pay its debts as such debts become due or shall file a petition commencing a voluntary case concerning the Maker or any Subsidiary under any chapter of Title 11 of the United States Code entitled "Bankruptcy," or an involuntary case shall be commenced against the Maker or any Subsidiary under any such chapter and relief is ordered against the Maker or any Subsidiary or the petition is controverted but is not dismissed within 60 days after the commencement of the case, or the Maker or any Subsidiary shall petition or apply to any tribunal for the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property, or shall commence any proceeding relating to the Maker or any Subsidiary under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Maker or any Subsidiary any such proceeding which remains undismissed for a period of 60 days, or an order, judgment or decree approving the petition in any such proceeding shall be entered, or the Maker or any Subsidiary by any act or failure to act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property, or suffered any such appointment to continue undischarged or unstayed for a period of 60 days, or the Maker or any Subsidiary shall take any corporate action for the purpose of effecting any of the foregoing, PROVIDED, HOWEVER, that the provisions of this Paragraph D(3) shall not apply to any Subsidiary as to which neither the assets nor the aggregate indebtedness for borrowed money exceed $500,000 and which is not material to the operations of the Maker and its Subsidiaries taken as a whole.

The Maker shall promptly notify the Principal Stockholder and the Payee of the occurrence of an Event of Default described in Paragraph D(2) and (3) above. Upon the occurrence of an Event of Default described in Paragraph D(3) above, this Note shall become immediately due and payable, all without notice of any kind. In the case of any other Event of Default, the Payee may declare this Note to be due and payable, whereupon this Note shall become immediately due and payable, all without notice of any kind.

        E. The rights and benefits of the Payee under this Note shall inure to the benefit of his, her or its successors, assigns, heirs and legal representatives.

        F. The Maker shall pay all reasonable costs of collection, including attorneys' fees, which may be incurred by the Payee in the collection of this Note or any portion thereof.

        G. All notices, requests, demands and other communications made in connection with this Note shall be in writing and shall be deemed to have been duly given (1) on the date of hand delivery, if delivered to the Maker, the Payee or the Principal Stockholder, on behalf of the Payee, as the case may be, (2) one day after deposit, postage prepaid, with a nationally recognized airline courier, (3) seven calendar days after mailing, with proper postage, by certified or registered mail, prepaid, return receipt requested, addressed to the Maker at One Exchange Plaza, 25th Floor, New York, New York 10006, the Payee at_______________________________, or the
Principal Stockholder, on behalf of the Payee, at 575 Curan Place, Franklin Lakes, New Jersey 07417, or (4) on the date of receipt if sent by confirmed telecopy. Such address may be changed, at any time and from time to time, by means of a notice given in the manner provided in this Paragraph G.

        H. This Note is made and delivered in, and shall be governed, construed and enforced under, the laws of the State of New York, without regard to the conflicts of law principles thereof.

        1. Notwithstanding anything in this Note to the contrary, by accepting this Note, the Payee acknowledges the application of Section 11(o) of the Merger Agreement to this Note and, pursuant thereto, the right, power and authority of the Principal Stockholder to act for and on behalf of the Payee with respect to all actions and decisions to be taken or made by the Payee in connection with this Note.

                                        LaBRANCHE & CO INC.


                                        By:
                                           -------------------------------------
                                              George M.L. LaBranche, IV
                                              Chairman, President & Chief
                                              Executive Officer

         EXHIBIT B - Closing Note for Holders of Class E Target Shares

                                PROMISSORY NOTE


[$      ]                                                      February __, 2000


        FOR VALUE RECEIVED, the undersigned, LaBranche & Co Inc., a Delaware corporation (the "MAKER"), hereby agrees to pay to __________________(the "PAYEE") the principal amount of _______________DOLLARS ($____________) (the "PRINCIPAL AMOUNT") [which is the Payee's Allocable Portion of $3,000,000], plus interest payable at the fixed rate of 10% per annum. This note is being executed in connection with the Agreement and Plan of Merger ("MERGER AGREEMENT") entered into as of January 25, 2000 by and among the Maker, Webco Securities, Inc., a Delaware corporation ("WEBCO"), and each other person executing the Merger Agreement on the signature pages thereof. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed thereto in the Merger Agreement.

        A. All payments of the Principal Amount and any interest accrued with respect thereto shall be made to the Payee at the following times, in the following amounts and subject to the following terms and conditions:

                 1. $__________ [which is the Payee's Allocable Portion of $500,000], plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified or bank check or wire transfer two business days after the final determination of Final Net Working Capital in accordance with
        Section 2(e)(ii) of the Merger Agreement, PROVIDED, HOWEVER, that if the Final Net Working Capital is less than the Estimated Net Working Capital, the Principal Amount shall be deemed to have been reduced as of the date hereof by an amount equal to the Payee's Allocable
        Portion of the difference between the Estimated Net Working Capital less the Final Net Working Capital;

                 2. $__________ [which is the Payee's Allocable Portion of $2,500,000], plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified or bank check or wire transfer on the date which is 18 months from the date hereof (the "MATURITY DATE"), PROVIDED, HOWEVER, that such amount shall be deemed to have been reduced as of the date hereof by the amount of any indemnification payments from the Payee to which the Maker is entitled pursuant to, and in accordance with,
        Section 9 of the Merger Agreement. For purposes of determining whether and to what extent the Principal Amount shall be reduced under this Paragraph A(2), the following procedures shall apply:

                          (a) Prior to the Maturity Date, the Maker shall give written notice (each, a "CLAIM NOTICE") to the Payee specifying in reasonable detail the nature and dollar amount of any claim as to which indemnification is sought by the Maker under the Merger Agreement (each, a "CLAIM"). The
                 Maker may make more than one Claim with respect to any underlying set of facts;

                          (b) Any objection by the Payee to a particular Claim Notice (an "OBJECTION") shall be in writing, shall set forth in reasonable detail the grounds for such objection and must be received by the Maker within ten (10) business days after the date of receipt of such Claim Notice;

                          (c) If the Maker does not receive from the Payee an Objection within ten (10) business days from the date of receipt of such Claim Notice, the Principal Amount shall be deemed to have been reduced as of the date hereof by the Payee's Allocable Portion of the amount specified in the Claim Notice;

                          (d) If the Maker receives from the Payee an Objection within ten (10) business days from the date of receipt of such Claim Notice, the amount of such Claim shall be deemed to be in dispute to the extent set forth in such Objection (each, a "DISPUTED AMOUNT"). If such Objection does not dispute the entire amount of the Claim Notice, the Principal Amount shall be deemed to have been reduced as of the date hereof by the Payee's Allocable Portion of the amount of the undisputed portion of such Claim Notice;

                          (e) On the Maturity Date, the Maker shall pay to the Payee by certified or bank check or wire transfer the then-remaining Principal Amount, plus the amount of all accrued and unpaid interest with respect thereto, less the sum of (i) the Payee's Allocable Portion of the aggregate Disputed Amounts and (ii) the Payee's Allocable Portion of the aggregate amount of all other pending Claims for which Claim Notices have been delivered by the Maker pursuant to Paragraph A(2)(a) above (each a "PENDING CLAIM"); and

                          (f) Thereafter, all Disputed Amounts and Pending Claims shall be resolved in accordance with the Merger Agreement, and, as each such Disputed Amount and Pending Claim is resolved, either (i) the remaining unpaid Principal Amount represented by the Payee's Allocable Portion of such Disputed Amount or Pending Claim, plus the amount of all accrued and unpaid interest with respect thereto, shall be paid by the Maker to the Payee by certified or bank check or wire transfer within two business days after such resolution, to the extent such Disputed Amount or Pending Claim is resolved in favor of the Payee, and/or (ii) the Principal Amount shall be deemed to have been reduced as of the date hereof by the remaining unpaid Principal Amount represented by the Payee's Allocable Portion of such Disputed Amount or Pending Claim, to the extent such Disputed Amount or Pending Claim is resolved in favor of the Maker.

        B. Any amount payable hereunder which is not paid when due in accordance with the terms and conditions hereof shall bear interest until paid at a rate which is 1.5% per annum higher than the interest rate otherwise applicable hereunder.

        C. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time without premium or penalty.

        D. Each of the following events shall constitute an "Event of Default" for purposes hereof:

                 1. FAILURE TO PAY NOTE. Default in the payment of the principal of, or any interest on, this Note when the same shall have become due and payable and the default continues for a period of five business days thereafter;

                 2. FAILURE TO PAY OTHER INDEBTEDNESS. Default by the Maker or any other entity controlled by the Maker within the meaning of Rule 2 of the New York Stock Exchange (a "SUBSIDIARY") under any indebtedness for borrowed money (other than indebtedness of any Subsidiary or of the Maker in either case to any other Subsidiary), and such default is either (a) caused by the failure to make any payment of principal or interest due on such indebtedness within any applicable grace period, or (b)results in the acceleration of such indebtedness prior to the stated maturity thereof, PROVIDED, HOWEVER, that the provisions of this Paragraph D(2) shall not apply to any indebtedness which does not exceed $1,000,000 in the aggregate and which is not material to the operations of the Maker and its Subsidiaries; and

                 3. INSOLVENCY OR BANKRUPTCY. The Maker or any Subsidiary shall suspend or discontinue its business operations, or the Maker or any Subsidiary shall make an assignment for the benefit of creditors or a composition with creditors, shall be generally unable to pay its debts as such debts become due or shall file a petition commencing a voluntary case concerning the Maker or any Subsidiary under any chapter of Title 11 of the United States Code entitled "Bankruptcy," or an involuntary case shall be commenced against the Maker or any Subsidiary under any such chapter and relief is ordered against the Maker or any Subsidiary or the petition is controverted but is not dismissed within 60 days after the commencement of the case,or the Maker or any Subsidiary shall petition or apply to any tribunal for the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property, or shall commence any proceeding relating to the Maker or any Subsidiary under any bankruptcy,reorganization, arrangement,readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Maker or any Subsidiary any such proceeding which remains undismissed for a period of 60 days, or an order, judgment or decree approving the petition in any such proceeding shall be entered, or the Maker or any Subsidiary by any act or failure to act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property, or suffered any such appointment to continue undischarged or unstayed for a period of 60 days, or the Maker or any Subsidiary shall take any corporate action for the purpose of effecting any of the foregoing, PROVIDED, HOWEVER, that the provisions of this Paragraph D(3) shall not apply to any Subsidiary as to which neither the assets nor the aggregate indebtedness for borrowed money exceed $500,000 and which is not material to the operations of the Maker and its Subsidiaries taken as a whole.

The Maker shall promptly notify the Payee of the occurrence of an Event of Default described in Paragraph D(2) and (3) above. Upon the occurrence of an Event of Default described in Paragraph D(3) above, this Note shall become immediately due and payable, all without notice of any kind. In the case of any other Event of Default, the Payee may declare this Note to be due and payable, whereupon this Note shall become immediately due and payable, all without notice of any kind.

        E. The rights and benefits of the Payee under this Note shall inure the benefit of his, her or its successors, assigns, heirs and legal representatives.

        F. The Maker shall pay all reasonable costs of collection, including attorneys' fees, which may be incurred by the Payee in the collection of this Note or any portion thereof.

        G. All notices, requests, demands and other communications made in connection with this Note shall be in writing and shall be deemed to have been duly given (1) on the date of hand delivery, if delivered to the Maker or the Payee, as the case may be, (2) one day after deposit, postage prepaid, with a nationally recognized airline courier, (3) seven calendar days after mailing, with proper postage, by certified or registered mail, prepaid, return receipt requested, addressed to the Maker at One Exchange Plaza, 25th Floor, New York, New York 10006, or the Payee at______________________________________, or (4) on the date of receipt if sent by confirmed telecopy. Such addresses may be changed, at any time and from time to time, by means of a notice given in the manner provided in the Paragraph G.

        H. This Note is made and delivered in, and shall be governed, construed and enforced under, the laws of the State of New York, without regard to the conflicts of law principles thereof.

                                        LaBRANCHE & CO INC.


                                        By:
                                           -------------------------------------
                                              George M.L. LaBranche, IV
                                              Chairman, President & Chief
                                              Executive Officer

                                                                       EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of this 9th day of March, 2000 by and among LaBRANCHE & CO INC., a Delaware corporation (the "Company"), and the stockholders of the Company set forth on the signature pages hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Company, Webco Securities, Inc., a Delaware corporation ("Webco") and and the other signatories thereto, have entered into an Agreement and Plan of Merger, dated as of January 26, 2000 (the "Merger Agreement"), pursuant to which Webco is merging with and into the Company as of the date hereof (the "Merger") and the Stockholders are acquiring shares of the Company's common stock, $.01 par value per share (the "Common Stock");

        WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of the Stockholders by establishing herein certain terms and conditions upon which the Company will register certain of the shares of Common Stock acquired by the Stockholders in connection with the Merger.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  "Boye Estate" shall mean the estate of William E. Boye, Jr. subsequent to his death.

                  "Boye Estate Shares" shall mean any shares of Registrable Securities issued to and held or beneficially owned by William E. Boye, Jr. at the time of his death.

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Demand Registration" shall mean either the registration pursuant to the Stockholder Request or the Boye Estate Request, as the case may be (as each is defined in Section 4.1(a)).

                  "Holder" shall mean any holder of Registrable Securities.

                  "Initiating Holder" shall mean (i) in the case of the Stockholder Request, William E. Boye, Jr. or, if he is unable or unwilling to so act, William D. Boye or, if he is unable or unwilling to so act, then an individual designated by those persons (or their heirs or legal representatives) who are holders of a majority of the Class A Common Stock of Webco at the effective time of the Merger, for and on behalf of the Stockholders, or (ii) in the case of the Boye Estate Request, the authorized representatives of the Boye Estate.

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" shall mean (i) in the case of the Stockholder Request, up to 800,000 shares of Common Stock issued to and held by the Stockholders pursuant to the Merger Agreement, (ii) in the case of the Boye Estate Request, all the Boye Estate Shares, (iii) in the case of Section 4.2, all the Stockholder Shares, and (iv) shares of Common Stock issued to the Stockholders with respect to the shares referred to in the foregoing clauses
(i), (ii) and (iii) upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event, excluding all such shares which (x) have been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) have been publicly sold pursuant to Rule 144 or (z) are eligible for sale without restriction under Rule 144(k).

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and expenses of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "Request" shall mean either the Stockholder Request or the Boye Estate Request, as the case may be.

                  "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 2 hereof.

                  "Rule 144" shall mean Rule 144, or any successor rule, under the Securities Act.

                  "Rule 144(k)" shall mean Rule 144(k), or any successor rule, under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included under Registration Expenses).

                  "Stockholder Shares" shall mean the shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement.

         2. RESTRICTIVE LEGEND. Each certificate representing Stockholder Shares shall (unless otherwise permitted or unless the Stockholder Shares evidenced by such certificate shall have been registered under the Securities
Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Upon request of a Holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (x) with such request, the Company shall have received either the opinion referred to in Section 3 hereof stating that any transfer by such Holder of the Restricted Securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, or (y) in accordance with paragraph (k) of Rule 144, such Holder is not and has not during the last three months been an affiliate of the Company and such Holder has held the Restricted Securities represented by such certificate for a period of at least two years. The Company will use its best efforts to assist any Holder in complying with the provisions of this Section 2 for removal of the legend set forth above.

         3. NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Stockholder Shares by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Except as otherwise permitted by the Merger Agreement, prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 4 hereof), the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in detail, and shall be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, stating that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws, whereupon the Holder of such Restricted Securities, subject to Section 7(e) of the Merger Agreement, shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided above shall bear the appropriate restrictive legend set forth above, unless the opinion of counsel referred to above further states that no such legend is required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

         4.       REGISTRATION RIGHTS.

         4.1      (a)      REQUEST FOR REGISTRATION. Pursuant to this
Section 4.1(a), at any time after the Company becomes eligible to register shares of Common Stock with the Commission pursuant to a registration statement on Form S-3, the Initiating Holder shall be entitled to present to the Company one written request (the "Stockholder Request") that the Company effect a registration of Registrable Securities held by some or all of the Stockholders; PROVIDED, HOWEVER, that the Initiating Holder shall have no obligation to present the Stockholder Request unless at least 100,000 shares of Registrable Securities in the aggregate are covered by such request. In addition, in the event of the death of William E. Boye, Jr. prior to the first anniversary of the date hereof, the Initiating Holder shall be entitled to present to the Company one written request (the "Boye Estate Request") that the Company effect a registration of all or a portion of the Boye Estate Shares, but in no event shall the Company be required to effect such registration prior to its becoming eligible to register shares of Common Stock with the Commission pursuant to a registration statement on Form S-3 .

                  If the Company shall receive from the Initiating Holder a Request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will use its reasonable best efforts to effect a Demand Registration as soon as practicable after receipt of the Request (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws (except that the Company shall not be required to qualify the offering under the blue sky laws of any jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction) and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; PROVIDED that, after the Company has effected a Demand Registration pursuant to the Stockholder Request, the Initiating Holder may not make any further Stockholder Requests; and PROVIDED, FURTHER, that, after the Company has effected a Demand Registration pursuant to the Boye Estate Request, the Initiating Holder may not make any further Boye Estate Requests.

                  The registration statement filed pursuant to a Request of the Initiating Holder may, subject to the provisions of Section 4.1(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (collectively, "Other Stockholders") and may include securities of the Company being sold for the account of the Company.

                  (b) UNDERWRITING. If all or any portion of the Registrable Securities covered by a Request are, at the request of the Initiating Holder, to be distributed by means of an underwriting, the Initiating Holder shall so advise the Company as a part of the Request. Any underwriter selected by the Initiating Holder shall be subject to the Company's approval.

                  The Company shall (together with all Holders and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters. Notwithstanding any other provision of this
Section 4.1, if the representative of the underwriters advises the Initiating Holder in writing that, in the opinion of the underwriters, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Initiating Holder, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following manner: (i) the securities being sold for the account of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and
(ii) if a limitation on the number of shares is still required, the securities held by Other Stockholders of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such Other Stockholders, and (iii) if a limitation on the number of shares is still required, the securities being sold for the account of the Holders shall be excluded from such registration and underwriting to the extent required by such limitation, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which the Initiating Holder had requested to be included in such registration. If the Company, the Initiating Holder or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration.

                  (c) The Company shall have the right to defer a Request of the Initiating Holder to effect a Demand Registration for up to seventy-five
(75) calendar days if, in the Company's good faith judgment, effecting a registration would be seriously detrimental to the Company, or material nonpublic information about the Company exists and the Board concludes as a result, that it would not be in the Company's best interest to file such registration statement at such time.

         4.2      COMPANY REGISTRATION.

                  (a) If, at any time after the Company becomes eligible to register shares of Common Stock with the Commission pursuant to a registration statement on Form S-3, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales), the Company will:

                           (i)      promptly within ten (10) days of such
determination give to each Holder written notice thereof; and

                           (ii)     include in such registration and in any
underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4.2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders by written notice. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 4.2, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders requesting registration, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors, and (ii) if a limitation on the number of shares is still required, the securities being sold for the account of the Holders and Other Stockholders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration. If any Holder or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.

         4.3      EXPENSES OF REGISTRATION.

                  (a) The Company shall bear all Registration Expenses and the selling Holders shall bear all Selling Expenses (in proportion, as nearly as practicable, to the Registrable Securities of each Holder being registered) incurred in connection with any registration, qualification or compliance pursuant to the provisions of Section 4.1 or 4.2.

         4.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, PROVIDED that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and PROVIDED further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any term sheet or any amendment of or supplement to the prospectus, as a selling Holder from time to time may reasonably request;

                  (d) Notify each seller, at its last known addresses as set forth in the Company's books and records, of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (e) Cause all Registrable Securities included in such registration to be listed on each, if any, securities exchange or system on which similar securities issued by the Company are then listed;

                  (f) Make reasonably available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, HOWEVER, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                  (g) At the request of any underwriter in connection with an underwritten offering, furnish an opinion of counsel for the Company, dated the effective date of the registration statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities; and

                  (h) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

         5.       INDEMNIFICATION.

                  (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to Section 4 hereof, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such

Holder or underwriter and stated to be specifically for use therein or to the extent due to the failure of such Holder or underwriter to provide an updated prospectus or other document to a purchaser at a time when the Company has informed such Holder or underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.

                  (b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

                  (c)      Each party entitled to indemnification under this
Section 5 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; PROVIDED, however, that the Indemnifying Party shall pay the expense of one counsel for all similarly situated Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other party represented by such counsel in such proceeding, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5, unless such failure materially prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the stockholders offering securities in the offering (the "Selling Stockholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Stockholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. INFORMATION BY HOLDER. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         7. "LOCK-UP" AGREEMENT. Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a registration statement, shall agree not to sell publicly or otherwise transfer or dispose of any Stockholder Shares or other securities of the Company held by such Holder (other than those included in the registration) for a specified period of time (not to exceed one hundred eighty (180) days) following the effective date of such registration statement.

         8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (a) use its reasonable best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) so long as the Holders own any Restricted Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

         9. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders by the Company under Section 4 may be transferred or assigned, PROVIDED that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and PROVIDED further that the transferee or assignee of such rights assumes the obligations of the Holders under this Agreement, and PROVIDED further that said transferee or assignee is not a Competitor (as defined below) or an affiliate of a Competitor of the Company. A "Competitor" shall mean any specialist on the New York Stock Exchange or any other person or entity which acts as a market maker in securities and which, now or in the future, competes directly with the Company or any of its affiliates.

         10. TERMINATION. Subject to Section 4.1(a), the provisions of Sections 4.1 and 4.2 of this Agreement shall terminate on the first anniversary of the Closing Date or, if Rule 144 is not available to any Holder(s) because adequate current public information with respect to the Company required by Rule 144(c) is not available, at such later time as the Company advises such Holder(s) that such public information is available or is no longer required to be available in order for such Holder(s) to sell pursuant to Rule 144.

         11. ACTION BY INITIATING HOLDER ON BEHALF OF EACH HOLDER. Notwithstanding anything in this Agreement to the contrary, each Holder (i) irrevocably constitutes and appoints the Initiating Holder as the true and lawful agent and attorney-in-fact of such Holder with full power to appoint a substitute or substitutes to act hereunder with respect to all matters arising in connection with the transactions contemplated hereby, including presenting a Stockholder Request under Section 4.1 hereof, and (ii) hereby directs and authorizes the Initiating Holder, for and on behalf of such Holder and/or all Holders, to execute and deliver all documents and to take all such other actions and to make all such determinations as the Initiating Holder shall, in his sole discretion, deem necessary or appropriate in connection with the transactions contemplated by this Agreement, all such executed and delivered documents, actions and determinations to be binding on such Holder and/or all Holders.

         12. AMENDMENT; WAIVER. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by Holders who own at least a majority of the Stockholder Shares. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver; it being agreed and understood that execution by Holders who own a majority of the Stockholder Shares shall constitute a waiver by all the Stockholders. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

         13. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         14. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

                  (a) if to the Holders, to William E. Boye, Jr. or his designated successor at the following address, or at such other address as they shall have furnished to the Company in writing:

                                    William E. Boye, Jr.
                                    575 Curan Place
                                    Franklin Lakes, New Jersey  07417

                  with a copy to:

                                    Thacher Proffitt & Wood
                                    Two World Trade Center, 39th Floor
                                    New York, New York  10048
                                    Attn: Thomas N. Talley, Esq.

                  (b) if to the Company, at the following address, or at such other address as the Company shall have furnished to the Holders,

                                    LaBranche & Co Inc.
                                    One Exchange Plaza
                                    New York, New York 10006
                                    Fax: (212) 344-1469
                                    Attn: Michael LaBranche

                  with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Fax: (212) 752-5958
                                    Attention: Jeffrey M. Marks, Esq.

         Alternatively, to such other address as a party hereto supplies to each other party in writing.

         15. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

         16. GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         17. TITLES AND SUBTITLES. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

         18. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

         19. ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                        LABRANCHE & CO INC.

                                        By:
                                           -------------------------------------
                                             George M.L. LaBranche, IV
                                             Chairman, Chief Executive Officer
                                             and President

                                        HOLDERS:

                                        William E. Boye, Jr.

                                        William D. Boye

                                        Nancy R. Boye

                                        Robert R. Boye